SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        [ X ]
Filed by a Party other than the Registrant: [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement        [   ]  Confidential, for Use of
[ X ]  Definitive Proxy Statement                the Commission Only (as
[   ]  Definitive Additional Materials           permitted by Rule 14a-6(e)(2))
[   ]  Soliciting Materials Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                            CompX International Inc.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                [LOGO GOES HERE]



                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697



                                  April 1, 2002






To Our Stockholders:

         You are cordially invited to attend the 2002 Annual Meeting of Stockholders of CompX International Inc., which will be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

         Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

                                           Sincerely,



                                           /s/ Brent A. Hagenbuch
                                           Brent A. Hagenbuch
                                           President and Chief Executive Officer

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 14, 2002

To the Stockholders of CompX International Inc.:

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), will be held on Tuesday, May 14, 2002, at 10:00 a.m., local time, at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

         (1) To elect six directors to serve until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death;

         (2) To consider and vote on a proposal to approve the CompX International Inc. 1997 Long-Term Incentive Plan; and

         (3) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         The board of directors of CompX set the close of business on March 18, 2002 as the record date (the "Record Date") for the Meeting. Only holders of CompX's class A common stock, par value $0.01 per share, and class B common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. CompX's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of CompX, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where CompX will hold the Meeting.

         You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.


                                             By Order of the Board of Directors,



                                             /s/ A. Andrew R. Louis
                                             A. Andrew R. Louis, Secretary

Dallas, Texas
April 1, 2002

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                               GENERAL INFORMATION

         This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of CompX International Inc., a Delaware corporation ("CompX"), for use at the 2002 Annual Meeting of Stockholders of CompX to be held on Tuesday, May 14, 2002 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and CompX's Annual Report to Stockholders, which includes CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "Annual Report"), are first being mailed to the holders of CompX's class A common stock, par value $0.01 per share ("CompX Class A Common Stock"), and CompX's class B common stock, par value $0.01 per share ("CompX Class B Common Stock" and collectively with the CompX Class A Common Stock, the "CompX Common Stock"), on or about April 8, 2002. CompX's principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

         The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 18, 2002 (the "Record Date"). As of the Record Date, there were 5,103,280 shares of CompX Class A Common Stock and 10,000,000 shares of CompX Class B Common Stock issued and outstanding. Each share of CompX Class A Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. Each share of CompX Class B Common Stock entitles its holder to ten votes with respect to the election of directors and one vote on all other matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the votes of CompX Common Stock entitled to vote at the Meeting, counted as a single class, is necessary to constitute a quorum for the conduct of business at the Meeting. Shares of CompX Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

         A plurality of the affirmative votes of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting, is necessary to elect a director of CompX. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any of the nominees of the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the votes represented at the Meeting and entitled to vote, a vote withheld from a particular nominee will not affect the election of such nominee.

         A majority of the votes cast of the CompX Class A and Class B Common Stock, voting together as a single class, represented and entitled to be voted at the Meeting, is required to approve the CompX International Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"). Broker/nominee non-votes will not be counted as voted with regard to the approval of the 1997 Plan and, therefore, will have no effect on its approval. Abstentions will be counted as voted and will have the same effect as a vote against the approval of the 1997 Plan.

         Except as applicable laws may otherwise provide, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the votes represented and entitled to vote at the Meeting. Shares of CompX Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

         Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the nominees for director of the Board of Directors, "FOR" the approval of the 1997 Plan and, to the extent allowed by the federal securities laws, in the discretion of the agents on any other matter that may properly come before the Meeting.

         Valcor, Inc. ("Valcor") directly holds 100% of the outstanding shares of CompX Class B Common Stock as of the Record Date, which represents approximately 66.2% of the outstanding shares of CompX Class A and B Common Stock combined. Valcor is a wholly owned subsidiary of Valhi, Inc. ("Valhi") and both are affiliates of Contran Corporation ("Contran"). Valhi directly holds approximately 7.3% of the outstanding shares of CompX Class A Common Stock as of the Record Date (approximately 2.5% of the combined voting power of the CompX Common Stock). Together Valcor and Valhi hold approximately 68.7% of the combined voting power of the CompX Common Stock (approximately 95.5% for the election of directors) as of the Record Date. Both Valhi and Contran are diversified holding companies that Harold C. Simmons may be deemed to control.

         Valcor and Valhi have indicated their intention to have their shares of CompX Common Stock represented at the Meeting, voted "FOR" the election of each of the nominees for director of the Board of Directors and "FOR" the approval of the 1997 Plan. If Valcor alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present, the stockholders will elect all the nominees for the Board of Directors and approve the 1997 Plan.

         Computershare Investor Services, L.L.C. or its successor ("Computershare"), the transfer agent and registrar for CompX Class A and Class B Common Stock as of the Record Date, has been appointed by the Board of Directors to ascertain the number of shares represented, receive proxies and ballots, tabulate the vote and serve as inspector of election at the Meeting.

         Each holder of record of CompX Common Stock giving the proxy enclosed with this proxy statement may revoke it at any time prior to the voting of such stock at the Meeting by delivering to Computershare a written revocation of the proxy, delivering to Computershare a duly executed proxy bearing a later date or by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

         Employees participating in the CompX Contributory Retirement Plan, as amended (the "CompX 401(k) Plan"), who are beneficial owners of CompX Class A Common Stock under such plan may use the enclosed voting instruction form to instruct the plan trustee how to vote the shares held for such employees. The trustee will, subject to the terms of the plan, vote such shares in accordance with such instructions.

         The Board of Directors is making this proxy solicitation. CompX will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to solicitation by mail, directors, officers and regular employees of CompX may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Upon request, CompX will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of CompX Class A Common Stock that such entities hold of record.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

         The bylaws of CompX provide that the Board of Directors shall consist of not less than one and not more than fifteen persons, as determined from time to time by the Board of Directors in its discretion. The Board of Directors has currently set the number of directors at six. The directors elected at the Meeting will hold office until the 2003 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

         All of the nominees are currently directors of CompX whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its present nominees will be available for election at the Meeting and will serve if elected.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

         Nominees for Director. The following information has been provided by the respective nominees for election as directors of CompX for terms expiring at the 2003 Annual Meeting of Stockholders.

         Paul M. Bass, Jr., age 66, has been a director of CompX since 1997 and is a member of CompX's audit committee and chairman of CompX's management development and compensation committee (the "MD&C Committee"). Mr. Bass also serves as a director of Contran's less-than-majority-owned affiliate, Keystone Consolidated Industries, Inc. ("Keystone"), a steel fabricated wire products, industrial wire and carbon steel rod company. From prior to 1997, Mr. Bass has served as vice chairman of First Southwest Company, a privately owned investment banking firm. Mr. Bass is also chairman of the board of MorAmerica Private Equities Company and a director and chairman of the audit committee of California Federal Bank. Mr. Bass is currently serving as chairman of the board of Zale Lipshy University Hospital and St. Paul University Hospital and as chairman of the board of trustees of the Southwestern Medical Foundation.

         David A. Bowers, age 64, has served as CompX's vice chairman of the board and chief operating officer since December 2000 and as a director of CompX since 1993. From October 2000 to December 2000, Mr. Bowers served as president and chief operating officer of CompX. From January 1999 to October 2000 he served as CompX's vice president and president of CompX Security Products. From 1993 through 1998, Mr. Bowers served as president of CompX and from 1993 to February 1998 he served as chief executive officer of CompX. Mr. Bowers has been employed by CompX and its predecessors since 1960 in various sales, marketing and executive positions, having been named president of CompX's security products and related businesses in 1979. Mr. Bowers is a trustee and chairman of the board of Monmouth College, Monmouth, Illinois.

         Edward J. Hardin, age 59, has served as a director of CompX since 1997 and is chairman of CompX's audit committee. Mr. Hardin also serves as a director of Valhi. Mr. Hardin has been a partner of the law firm of Rogers & Hardin LLP since its formation in 1976. Mr. Hardin serves as a director of Westrup, Inc., a manufacturer of seed processing machinery, and as chairman of the board of the Harvard Center for the Study of World Religions.

         Ann Manix, age 49, has served as a director of CompX since June 1998 and is a member of CompX's audit committee and the MD&C Committee. Since June 2001, Ms. Manix has served as a director of Valhi's majority owned subsidiary, NL Industries, Inc. ("NL"), a titanium dioxide pigments company. Since prior to 1997, Ms. Manix has served as a managing partner of Ducker Research Corporation, a privately held industrial research firm.

         Glenn R. Simmons, age 74, has served as chairman of the board of CompX since October 2000 and director of CompX since 1993. From October 2000 to December 2000, Mr. Simmons served as chief executive officer of CompX. From 1993 to 1998, Mr. Simmons also served as chairman of the board of CompX. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 1997. Mr. Simmons also serves as a director of NL; a director of Titanium Metals Corporation ("TIMET"), a company engaged in the titanium metals industry of which Tremont Corporation ("Tremont") owns approximately 39%; and a director of Tremont, Valhi's majority owned indirect subsidiary that in addition to its holdings in TIMET owns approximately 21% of NL and interests in land development entities. Mr. Simmons has been an executive officer or director of various companies related to Contran since 1969. Mr. Simmons is the brother of Harold C. Simmons. See footnote (4) to the "Security Ownership--Ownership of CompX" table below for a description of certain entities that Harold C. Simmons may be deemed to control, including, Contran, Valhi and CompX.

         Steven L. Watson, age 51, has served as a director of CompX since February 2000. Mr. Watson has been president and a director of Valhi and Contran since 1998. Mr. Watson also serves as a director of Keystone, NL, Tremont and TIMET. From prior to 1997 to 1998, Mr. Watson served as vice president and secretary of Valhi and Contran. Mr. Watson also served as vice president and secretary of CompX from 1993 to 1998. Mr. Watson has served as an executive officer and/or director of various companies related to Valhi and Contran since 1980.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held five meetings and took action by written consent in lieu of a meeting on four occasions in 2001. Each of the directors participated in at least 75% of all of the 2001 meetings of the Board of Directors and its committees on which the director served.

         The Board of Directors has established and delegated authority to the following standing committees.

         Audit Committee. The audit committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the financial accounting and reporting practices of CompX. The audit committee's primary responsibilities are to serve as an independent and objective party to review CompX's auditing, accounting and financial reporting processes. For further information on the role of the audit committee, see "Independent Auditor Matters--Audit Committee Report." The current members of the audit committee are Edward J. Hardin (chairman), Paul M. Bass, Jr. and Ann Manix. The audit committee held five meetings in 2001.

         Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to review and approve certain matters involving executive compensation; to take action or to review and approve certain matters regarding CompX's employee benefit plans or programs; to administer and grant awards under the 1997 Plan; to administer and grant certain awards under the CompX International Inc. Variable Compensation Plan; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. For further information on the role of the MD&C Committee, see "Compensation Committee's Report On Executive Compensation." The current members of the MD&C Committee are Paul M. Bass, Jr. (chairman) and Ann Manix. The MD&C Committee held one meeting in 2001 and took action by written consent in lieu of a meeting on five occasions.

         The Board of Directors does not have a nominating committee or any committee performing a similar function. All matters that would be considered by such a committee are acted upon by the full Board of Directors. The Board of Directors will consider recommendations by stockholders of CompX with respect to the election of directors if such recommendations are submitted in writing to the secretary of CompX and received not later than December 31 of the year prior to the next annual meeting of stockholders. Such recommendations should be accompanied by a full statement of qualifications and confirmation of the nominee's willingness to serve.

         Members of the standing committees will be elected at the annual meeting of the Board of Directors immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

         Set forth below is certain information relating to the current executive officers of CompX. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Glenn R. Simmons and David A. Bowers is set forth under "Election of Directors--Nominees for Director."

            Name                   Age                        Position(s)
----------------------------     ------  ------------------------------------------------------
Glenn R. Simmons............       74    Chairman of the Board
David A. Bowers.............       64    Vice Chairman of the Board and Chief Operating Officer
Brent A. Hagenbuch..........       42    President and Chief Executive Officer
Stuart M. Bitting...........       43    Vice President, Chief Financial Officer and Treasurer
Wouter J. Dammers...........       49    Vice President
Darryl R. Halbert...........       37    Vice President and Controller

         Brent A. Hagenbuch has served as president and chief executive officer of CompX since January 2001. From March 2000 to December 2000, Mr. Hagenbuch served as chief operating officer or chief financial officer of e-Chemicals, an electronic commerce service provider in the industrial chemicals industry. From 1998 to March 2000, Mr. Hagenbuch served as corporate vice president at Suiza Foods Corporation, a manufacturer and distributor of dairy products. From 1996 to 1998, Mr. Hagenbuch served as chief financial officer of a division of Frito Lay, Inc., a subsidiary of PepsiCo, Inc. that manufactures and distributes snack foods.

         Stuart M. Bitting has served as vice president, treasurer and chief financial officer since March 2001. From January 2001 to March 2001, Mr. Bitting served as chief financial officer of MSU Corporation, an internet access device manufacturer. From July 1999 to December 2000, Mr. Bitting served as chief financial officer of The LTC Group, a digital pre-media services company. From May 1997 to July 1999, Mr. Bitting served as vice president of operation finance of Centex Homes, a home builder. From prior to 1997 to May 1997, Mr. Bitting held various financial positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc.

         Wouter J. Dammers has served as vice president of CompX since 2000 and managing director of CompX's Dutch subsidiary, Thomas Regout Holding B.V. ("Thomas Regout"), since 1999. From prior to 1997 to 1999, Mr. Dammers served as president of BIK Bouwprodukten B.V., a manufacturer of plastic building products.

         Darryl R. Halbert has served as vice president and controller of CompX since August 2001. From 1999 to 2001, Mr. Halbert served as chief operating officer and chief financial officer of Image2Web, Inc., a subsidiary of Micrografx, Inc. ("Micrografx"). From 1996 to 1999, Mr. Halbert served in various positions with Micrografx, including vice president of finance, chief accounting officer and corporate controller. From 1987 to 1996, Mr. Halbert held various financial audit positions with Ernst & Young LLP.

                               SECURITY OWNERSHIP

         Ownership of CompX. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the Securities and Exchange Commission (the "SEC"), of CompX Class A and Class B Common Stock held by each person or group of persons known to CompX to own beneficially more than 5% of the outstanding shares of CompX Class A or Class B Common Stock, each director of CompX, each current or former executive officer of CompX named in the Summary Compensation Table below (a "named executive officer") and all current directors and executive officers of CompX as a group. See footnote (4) below for information concerning individuals and entities that may be deemed to own indirectly and beneficially those shares of CompX Common Stock that Valcor and Valhi directly hold. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                                          CompX Class
                                                                                                          A and Class
                                                                                                           B Common
                                       CompX Class A Common Stock         CompX Class B Common Stock        Stock
                                   ----------------------------------  -----------------------------       Combined
                                    Amount and Nature of     Percent    Amount and Nature                  Percent of
                                         Beneficial         of Class      of Beneficial       Percent       Class
Beneficial Owner                         Ownership (1)       (1)(2)        Ownership (1)      of Class      (1)(2)
----------------                   -----------------------  ---------  --------------------  ----------   -----------
Valcor, Inc. (3)..............            -0-  (4)             -0-      10,000,000  (4)         100%        66.2%
Valhi, Inc. (3)...............        374,000  (4)              7.3%           -0-  (4)          -0-         2.5%
                                   ----------               -------    -----------           -------    --------
                                      374,000  (4)             7.3%     10,000,000  (4)         100%        68.7%

T. Rowe Price Associates, Inc.      1,023,500  (5)            20.1%            -0-               -0-         6.8%
Rutabaga Capital Management...        843,110  (6)            16.5%            -0-               -0-         5.6%
Smith Barney Fund Management LLC      664,950  (7)            13.0%            -0-               -0-         4.4%
Wellington Management Company,
   LLP........................        641,600  (8)            12.6%            -0-               -0-         4.2%
Dalton, Greiner, Hartman, Maher
   & Co.......................        484,300  (9)             9.5%            -0-               -0-         3.2%
MassMutual Institutional Funds
   - MassMutual Small Cap Value
   Equity Fund................        446,300  (10)            8.7%            -0-               -0-         3.0%

Paul M. Bass, Jr..............          4,700  (4)(11)          *              -0-               -0-          *
David A. Bowers...............         60,220  (4)(11)        1.2%             -0-               -0-          *
Edward J. Hardin..............          8,200  (4)(11)          *              -0-               -0-          *
Ann Manix.....................          3,900  (11)             *              -0-               -0-          *
Glenn R. Simmons..............         50,900  (4)(11)          *              -0-               -0-          *
Steven L. Watson..............         11,200  (4)(11)          *              -0-               -0-          *
Brent A. Hagenbuch............         10,890  (11)(12)         *              -0-               -0-          *
Stuart M. Bitting.............          6,000  (11)             *              -0-               -0-          *
Wouter J. Dammers.............            -0-                  -0-             -0-               -0-         -0-
Julian M. Steinberg...........            -0-                  -0-             -0-               -0-         -0-
All current directors and
   executive officers of CompX
   as a group (10 persons) ...        156,210  (4)(11)(12)     3.0%            -0-               -0-        1.0%
--------------------

*        Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals and group have sole investment power and sole voting power as to all shares of CompX Common Stock set forth opposite their names. The number of shares and percentage of ownership of CompX Common Stock for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 5,103,280 shares of CompX Class A Common Stock outstanding as of the Record Date.

(3) The business address of Valcor and Valhi is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4) Valhi is the direct holder of 100% of the outstanding common stock of Valcor. As a result, as of the Record Date, Valhi holds, directly and indirectly through Valcor, approximately 68.7% of the combined voting power of the CompX Common Stock (approximately 95.5% for the election of directors). In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

         Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran are the direct holders of approximately 81.7%, 9.5% and 2.1%, respectively, of the outstanding common stock of Valhi. National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest. Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares that the Trusts hold.

         Harold C.  Simmons  is the  chairman  of the board and chief  executive officer of Valcor, Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran. By virtue of the holding of the offices, the stock ownership and his service as trustee, all as described above, Mr. Simmons may be deemed to control certain of such entities, and Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of the shares of CompX Common Stock directly held by Valcor or Valhi. Mr. Simmons, however, disclaims beneficial ownership of the shares of CompX Common Stock beneficially owned, directly or indirectly, by any of such entities.

         Harold C. Simmons' spouse is the direct beneficial owner of 20,000 shares of CompX Class A Common Stock, or approximately 0.4% of the outstanding CompX Class A Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

         Edward J. Hardin is a director of Valhi and Glenn R. Simmons and Steven
         L. Watson are directors and executive officers of Valhi and Contran. Mr. Hardin disclaims beneficial ownership of any shares of CompX Common Stock directly or indirectly held by Valhi or any of its subsidiaries. Messrs. Glenn Simmons and Watson disclaim beneficial ownership of any shares of CompX Common Stock directly or indirectly held by Contran, Valhi or any of their subsidiaries.

         The Harold Simmons Foundation, Inc. (the "Foundation") directly holds approximately 0.5% of the outstanding shares of Valhi common stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board and chief executive officer of the Foundation and may be deemed to control the Foundation. Mr. Simmons, however, disclaims beneficial ownership of any shares of Valhi common stock held by the Foundation.

         The Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2") directly holds approximately 0.4% of the outstanding Valhi common stock. U.S. Bank National Association serves as trustee of the CDCT No.
         2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares. Mr. Simmons, however, disclaims such beneficial ownership of the shares beneficially owned, directly or indirectly, by the CDCT No. 2, except to the extent of his interest as a beneficiary of the CDCT No. 2.

         The Combined Master Retirement Trust (the "Master Trust") holds approximately 0.1% of the outstanding shares of Valhi common stock. Valhi established the Master Trust to permit the collective investment by master trusts that maintain the assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the Master Trust and a member of the trust investment committee for the Master Trust. Paul M. Bass, Jr. is also a member of the trust investment committee for the Master Trust. Valhi's board of directors select the trustee and members of the trust investment committee for the Master Trust. Harold C. Simmons, Glenn R. Simmons and Steven L. Watson are members of Valhi's board of directors and along with David A. Bowers are participants in one or more of the employee benefit plans that invest through the Master Trust. Each of such persons disclaims beneficial ownership of the shares held by the Master Trust, except to the extent of his individual vested beneficial interest in the assets held by the Master Trust.

         For purposes of calculating the percentage ownership of the outstanding shares of Valhi common stock as of the Record Date, 1,186,200 shares of Valhi common stock that a subsidiary of NL, Valhi's majority-owned titanium dioxide pigments subsidiary, directly holds and 1,000,000 shares of Valhi common stock that Valmont Insurance Company ("Valmont"), a wholly owned subsidiary of Valhi, directly holds are excluded from the amount of Valhi common stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

         The business address of VGI, National, NOA, Dixie Holding, the Master Trust, the Foundation and Contran is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5) Based on Amendment No. 4 to Schedule 13G dated February 14, 2002 T. Rowe Price Associates, Inc. ("T. Rowe Price"), the T. Rowe Price Small-Cap Stock Fund, Inc. ("T. Rowe Small-Cap Stock Fund") and the T. Rowe Price Small-Cap Value Fund, Inc. ("T. Rowe Small-Cap Value Fund") filed with the SEC. These shares represent shares that various individuals and institutional investors own for which T. Rowe Price is an investment advisor. T. Rowe Price has sole dispositive power over all of these shares and sole voting power over 95,300 of these shares.
         T. Rowe Small-Cap Stock Fund, an investment company sponsored by T. Rowe Price, has sole voting power over 461,800 of these shares. T. Rowe Small-Cap Value Fund, an investment company sponsored by T. Rowe Price, has sole voting power over 415,000 of these shares. T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of these securities. The address of T. Rowe Price, the T. Rowe Small-Cap Stock Fund and the T. Rowe Small-Cap Value Fund is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6) Based on Amendment No. 1 to Schedule 13G dated March 7, 2002 Rutabaga Capital Management ("Rutabaga") filed with the SEC. Rutabaga is an investment advisor that has sole dispositive power over all of these shares, sole voting power over 790,510 of these shares and shared voting power over 52,600 of these shares. The address of Rutabaga is 64 Broad Street, Third Floor, Boston, Massachusetts 02109.

(7) Based on Amendment No. 1 to Schedule 13G dated January 17, 2002 Smith Barney Fund Management LLC ("SBFM"), Salomon Smith Barney Holdings Inc. ("SSB") and Citigroup Inc. ("Citigroup") filed with the SEC. Citigroup is the sole stockholder of SSB and SSB is the sole stockholder of SBFM. Each of SBFM, SSB and Citigroup have shared voting and dispositive power over all of these shares. The address of SBFM is 125 Broad Street, New York, New York 10003. The address of SSB is 388 Greenwich Street, New York, New York 10013. The address of Citigroup is 399 Park Avenue, New York, New York 10043.

(8) Based on Amendment No. 1 to Schedule 13G dated February 14, 2002 Wellington Management Company, LLP ("Wellington Management") filed with the SEC and a Schedule 13G dated February 13, 2002 Wellington Trust Company, NA, a wholly owned subsidiary of Wellington Management ("Wellington Trust") filed with the SEC. Wellington Management is an investment advisor and these shares are owned of record by clients of Wellington Management. Wellington Management has shared dispositive power over all of these shares and shared voting power over 601,600 of these shares. Wellington Trust is a bank and serves as investment advisor over 316,800 of these shares, which are held of record by clients of Wellington Trust. Wellington Trust has shared dispositive and voting power over 316,800 of these shares. The address of Wellington Management and Wellington Trust is 75 State Street, Boston, Massachusetts 02109.

(9) Based on Amendment No. 3 to Schedule 13G dated January 28, 2002 Dalton, Greiner, Hartman, Maher & Co. ("Dalton Greiner") filed with the SEC. The address of Dalton Greiner is 1100 Fifth Avenue South, Suite 301, Naples, Florida 34102.

(10) Based on Amendment No. 1 to Schedule 13G dated February 7, 2000 MassMutual Institutional Funds - MassMutual Small Cap Value Equity Fund ("MassMutual") filed with the SEC. These shares represent shares that the MassMutual Institutional Funds own for which Massachusetts Mutual Life Insurance Company is an investment advisor. The address of MassMutual is 1295 State Street, Springfield, Massachusetts 01111.

(11) The shares of CompX Class A Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to the 1997 Plan that such person may exercise within 60 days subsequent to the Record Date:

                                                                                     Shares of CompX Class A Common
                                                                                         Stock Issuable Upon the
                                                                                        Exercise of Stock Options
                                 Name of Beneficial Owner                                On or Before May 17, 2002
         -----------------------------------------------------------------------     -----------------------------
         Paul M. Bass, Jr.......................................................                  3,200
         David A. Bowers........................................................                 39,000
         Edward J. Hardin.......................................................                  3,200
         Ann Manix..............................................................                  2,400
         Glenn R. Simmons.......................................................                 42,400
         Steven L. Watson.......................................................                  9,200
         Brent A. Hagenbuch.....................................................                 10,000
         Stuart M. Bitting......................................................                  5,000

(12) Includes 90 shares of CompX Class A Common Stock Mr. Hagenbuch holds in the CompX 401(k) Plan.

         CompX understands that Contran and related entities may consider acquiring or disposing of shares of CompX Common Stock through open-market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of CompX Class A Common Stock in the market, an assessment of the business of and prospects for CompX, financial and stock market conditions and other factors deemed relevant by such entities. CompX may similarly consider acquisitions of shares of CompX Class A Common Stock and acquisitions or dispositions of securities issued by related entities.

         In 2000 and 2001, CompX repurchased 1,103,900 shares of CompX Class A Common Stock. CompX does not presently intend, and understands that Contran does not presently intend, to engage in any transaction or series of transactions that would result in the CompX Class A Common Stock becoming eligible for termination of registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or ceasing to be traded on a national securities exchange.

         Ownership of Valhi and its Parents. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the common stock, par value $0.01 per share, of Valhi ("Valhi Common Stock") held by each director of CompX, each named executive officer and all current directors and executive officers of CompX as a group. Except as set forth below, no securities of CompX's parent companies are beneficially owned by any director or executive officer of CompX. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons.

                                                                                       Valhi Common Stock
                                                                           ----------------------------------------
                                                                              Amount and Nature of      Percent of
Name of Beneficial Owner                                                     Beneficial Ownership (1)  Class (1)(2)
------------------------                                                   -------------------------- -------------
Paul M. Bass, Jr.........................................................            -0- (3)                -0-
David A. Bowers..........................................................            -0- (3)                -0-
Edward J. Hardin.........................................................          7,000 (3)(4)              *
Ann Manix................................................................            -0-                    -0-
Glenn R. Simmons.........................................................        203,183 (3)(4)(5)           *
Steven L. Watson.........................................................        188,635 (3)(4)              *
Brent A. Hagenbuch.......................................................            -0-                    -0-
Stuart M. Bitting........................................................            -0-                    -0-
Wouter J. Dammers........................................................            -0-                    -0-
Julian M. Steinberg......................................................            -0-                    -0-
All current directors and executive officers of CompX as a group
   (10 persons)....................................................              398,818 (3)(4)(5)           *
--------------------

*        Less than 1%.

(1) Except as otherwise noted, the listed individuals and group have sole investment power and sole voting power as to all shares of Valhi Common Stock set forth opposite their names. The number of shares and percentage of ownership of Valhi Common Stock for each person or group assumes the exercise by such person or group (exclusive of others) of stock options that such person or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 114,773,617 shares of Valhi Common Stock outstanding as of the Record Date. For purposes of calculating the outstanding shares of Valhi Common Stock as of the Record Date, 1,186,200 shares of Valhi Common Stock held by a subsidiary of NL and 1,000,000 shares of Valhi Common Stock held by Valmont are excluded from the amount of Valhi Common Stock outstanding. Pursuant to Delaware corporate law, Valhi treats these excluded shares as treasury stock for voting purposes.

(3) Excludes certain shares that such individual may be deemed to indirectly and beneficially own as to which such individual disclaims beneficial ownership. See footnote (4) to the "Ownership of CompX" table.

(4) The shares of Valhi Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options Valhi granted pursuant to its stock option plans that such person may exercise within 60 days subsequent to the Record Date:

                                                                                       Shares of Valhi Common Stock
                                                                                        Issuable Upon the Exercise
                                                                                             of Stock Options
                                   Name of Beneficial Owner                               On or Before May 17, 2002
         ---------------------------------------------------------------------------   ----------------------------
         Edward J. Hardin..........................................................                 4,000
         Glenn R. Simmons..........................................................               200,000
         Steven L. Watson..........................................................               170,000

(5)      The shares of Valhi Common Stock shown as  beneficially  owned by Glenn
         R. Simmons include 800 shares his wife holds in her retirement account, with respect to which shares he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION

         Compensation of Directors. During 2001, directors of CompX who were not also employees of CompX received an annual retainer of $15,000 paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and as a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors and/or committees thereof. In addition, directors who were members of the audit committee or MD&C Committee received an annual retainer of $1,000, paid in quarterly installments, for each committee on which they served. CompX also reimbursed its nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors and/or its committees. CompX's current directors who received director fees during 2001 were Paul M. Bass, Jr., Edward J. Hardin, Ann Manix, Glenn R. Simmons and Steven L. Watson.

         In February 1999, the MD&C Committee, upon the recommendation of the Board of Directors, approved under the 1997 Plan annual grants to CompX's nonemployee directors on the day of the annual meeting of stockholders. Each annual grant consists of a grant at each annual meeting of CompX's stockholders of 500 shares of CompX Class A Common Stock and stock options exercisable for 2,000 shares of CompX Class A Common Stock, which options will have an exercise price equal to the closing sales price of CompX Class A Common Stock on the date of grant, have a term of 10 years and vest 20% over each of the first five anniversaries of the date of grant.

         CompX and Contran are parties to an intercorporate services agreement (the "Contran ISA") pursuant to which Contran provided certain services to CompX during 2001, including services that Steven L. Watson rendered to CompX. See "Certain Relationships and Transactions--Intercorporate Services Agreements."

         Summary of Cash and Certain Other Compensation of Executive Officers. The Summary Compensation Table set forth below provides information concerning annual and long-term compensation paid or accrued by CompX and its subsidiaries for services rendered to CompX and its subsidiaries during 2001, 2000 and 1999 by CompX's chief executive officer, each of CompX's three other most highly compensated executive officers whose total salary and bonus in 2001 exceeded $100,000 and were executive officers on December 31, 2001 and one former executive officer whose total salary and bonus in 2001 exceeded $100,000 and was an executive officer during 2001.

                                        SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                    Compensation (1)
                                                                                   ------------------
                                                                                         Awards
                                                 Annual Compensation               ------------------
                                   -----------------------------------------------      Shares
         Name and                                                 Other Annual        Underlying         All Other
    Principal Position       Year      Salary       Bonus        Compensation (2)      Options (#)      Compensation
--------------------------  ------ ------------- -------------- ------------------ ------------------ --------------
Brent A. Hagenbuch (3)....   2001  $ 288,500     $100,000-      $        -0-            50,000        $     -0-
President and Chief
   Executive Officer

David A. Bowers...........   2001    248,079        25,000               -0-            30,000           16,668 (4)
Vice Chairman of the Board   2000    200,044        60,000               -0-            25,000           22,894 (4)
   and Chief Operating       1999    160,000       120,000               -0-            15,000           22,348 (4)
   Officer`

Stuart M. Bitting (5).....   2001    180,024        50,000               -0-            25,000              -0-
Vice President, Chief
   Financial Officer and
   Treasurer

Wouter J. Dammers (6).....   2001    150,407 (6)       -0- (6)       134,447 (6)(7)     20,000              146 (6)(8)
Vice President               2000    134,454 (6)    34,139 (6)        46,566 (6)(7)        -0-              151 (6)(8)
                             1999     43,918 (6)       -0- (6)        20,272 (6)(7)     10,000               43 (6)(8)

Julian M. Steinberg (9)...   2001    155,769           -0-            24,125 (10)       20,000           61,538 (4)
Former Vice President        2000     76,923        50,000 (11)       15,812 (10)       30,000              -0- (4)

--------------------

(1) No shares of restricted stock were granted to the named executive officers nor payouts made to the named executive officers pursuant to long-term incentive plans during the last three years. Therefore, the columns for such compensation have been omitted.

(2) An amount for other annual compensation is disclosed only if the amount for other annual compensation exceeds the level required for reporting pursuant to SEC rules.

(3) Mr. Hagenbuch became an executive officer of CompX as of January 1, 2001.

(4) All other compensation for 2001, 2000, and 1999 for Mr. Bowers consisted of CompX's matching contributions to his account under the CompX 401(k) Plan and CompX's contributions to his account under the CompX Capital Accumulation Pension Plan, a defined contribution plan (the "CAP Plan"), and for 2001 for Mr. Steinberg consisted of certain severance payments relating to his resignation, as follows:

                                                          Employer's
                                                        CompX 401(k)   Employer's
                                                        Plan Matching    CAP Plan       Severance
                 Named Executive Officer        Year    Contributions  Contributions     Payment        Total
          ----------------------------------    ----    -------------  -------------  ------------  ------------
          David A. Bowers....................   2001    $   7,194      $   9,474     $      -0-     $    16,668
                                                2000        7,053         15,841            -0-          22,894
                                                1999        7,530         14,818            -0-          22,348

          Julian M. Steinberg................   2001          -0-            -0-         61,538 (a)      61,538
                                                2000          -0-            -0-            -0-             -0-

          ------------------------

         (a) Pursuant to an Agreement and General Release, Mr. Steinberg agreed to resign from CompX as of September 7, 2001 and release CompX from all claims, among other things, and CompX agreed to pay him $50,000 and the premiums for his group health insurance coverage under CompX's welfare benefit plan in accordance with The Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) until the earlier of Mr. Steinberg becoming eligible for coverage under another employer's health insurance program or December 31, 2001. Additionally, CompX paid Mr. Steinberg's salary through September 30, 2001.

(5)      Mr. Bitting became an executive officer of CompX on March 19, 2001.

(6) Mr. Dammers became the managing director of Thomas Regout on September 20, 1999 and an executive officer of CompX on May 11, 2000. Thomas Regout pays Mr. Dammers his base salary, cash bonus and contributions to his retirement plan in Dutch guilders. CompX reports these amounts in the table above in U.S. dollars based on the average exchange rates for 2001, 2000 and 1999 of NLG 2.46 per US$1.00, NLG 2.38 per US$1.00
         and NLG 2.07 per US$1.00, respectively.

(7) Mr. Dammers' other annual compensation includes the following amounts Thomas Regout pays for the benefit of Mr. Dammers.

                                                                             Supplemental
                                                                               Pension
                                                               Supplemental   Insurance
                                                                 Sickness      Premium
                                                                    and        Paid by
                                                    Automobile   Disability     Thomas      Relocation
            Named Executive Officer       Year      Expenses (a)  Insurance     Regout (b)  Expenses (c)        Total
         ---------------------------     -------  --------------  -----------  -----------  ------------    -----------
         Wouter J. Dammers                2001       $ 18,089      $ 11,252      $ 23,805      $ 81,301     $ 134,447
                                          2000         15,796        10,224        20,546           -0-        46,566
                                          1999          2,068        11,151         7,053           -0-        20,272

         --------------------

         (a) Thomas Regout provides Mr. Dammers with an automobile that he may use for his private purposes. The amount disclosed is the total amount Thomas Regout pays for this automobile in the respective year and includes both business and private use for the automobile.

         (b) Thomas Regout pays two-thirds of the premium of Mr. Dammers' supplemental pension insurance. Mr. Dammers pays the balance of the premium. The amount disclosed is the portion of the premium Thomas Regout paid in the respective year. See "--Dammers Employment Agreement" for a description of Mr. Dammers' benefits under this supplemental pension insurance.

         (c) Pursuant to an agreement with Thomas Regout, in 2001 Mr. Dammers was reimbursed $81,301 for his expenses in relocating to Maastricht, the Netherlands.

(8) These amounts represent Thomas Regout's contribution to the account of Wouter J. Dammers under its Employees Premium Savings Schedule.

(9) Mr. Steinberg became an executive officer of CompX as of July 31, 2000 and resigned as an executive officer of CompX as of September 7, 2001.

(10) Mr. Steinberg's other annual compensation includes the following amounts:

                    Named Executive Officer                 Year        Relocation Expenses     Interest Free Loan (a)
         -------------------------------------------    -----------  ------------------------   ----------------------
         Julian M. Steinberg                               2001              $ 17,649                 $ 2,798
                                                           2000                12,563  (b)              3,249

         ----------------------------


         (a) In connection with Mr. Steinberg's employment with CompX and his relocation to Grand Rapids, Michigan, on July 11, 2000, CompX loaned Mr. Steinberg $100,000 at no interest. The loan was a short-term bridge loan that was due three days after Mr. Steinberg sold his former residence in Ohio. The loan was non-transferable and conditioned upon Mr. Steinberg remaining employed with CompX or its subsidiaries. The use of the proceeds of the loan was limited to the purchase of a principal residence in the vicinity of Grand Rapids, Michigan. Mr. Steinberg repaid the loan on May 29, 2001. The reported amount is based on the amount of interest Mr. Steinberg would have paid on the loan for each year at 6.85% per annum, the weighted average interest rate in effect under CompX's revolving line of credit on July 11, 2000.

         (b) This amount includes payments to Mr. Steinberg for the income tax he incurred as a result of being reimbursed for these relocation costs.

(11)     Mr. Steinberg's 2000 bonus consisted of his sign-on bonus.

         Grants of Stock Options. The following table provides information, with respect to the named executive officers, concerning the grant of stock options under the 1997 Plan during 2001. CompX has not granted any stock appreciation rights ("SARs").

                              OPTION GRANTS IN 2001

                                               Individual Grants
                           -------------------------------------------------------
                                                                                   Potential Realizable Value at
                             Number of     Percent of                                Assumed Annual Rates of
                             Shares of    Total Options                             Stock Price Appreciation
                             Underlying    Granted to     Exercise or                 for Option Term (1)
                              Options       Employees     Base Price   Expiration  ---------------------------
           Name               Granted (#)    in 2001      Per Share      Date           5%              10%
------------------------   -------------- ------------   ------------- ----------- --------------- -----------
Brent A. Hagenbuch.......    50,000 (2)      15.63%      $   12.06(2)   12/06/10    $207,000 (3)    $679,500 (3)

David A. Bowers..........    30,000 (4)       9.38%         13.00 (4)   07/02/11     244,200 (5)     620,100 (5)

Stuart M. Bitting........    25,000 (4)       7.81%         12.00 (4)   03/19/11     139,750 (6)     400,250 (6)

Wouter J. Dammers........    20,000 (7)       6.25%         13.00 (7)   07/02/11     162,800 (5)     413,400 (5)

Julian M. Steinberg......    20,000 (4)       6.25%         13.00 (4)   07/02/11     162,800 (5)(8)  413,400 (5)(8)

All stockholders' gain (9)      n/a             n/a           n/a            n/a        81MM (9)       154MM (9)

--------------------

(1) Pursuant to the rules of the SEC, the amounts under these columns reflect calculations at assumed 5% and 10% appreciation rates and, therefore, are not intended to forecast future appreciation, if any, of CompX Class A Common Stock. The potential realizable value to the optionees was computed as the difference between the appreciated value, at the expiration dates of the stock options, of the CompX Class A Common Stock obtainable upon exercise of such stock options over the aggregate exercise price of such stock options.

         The amount of gain to the optionees is dependent on the amount of increase in the price of CompX Class A Common Stock, which would benefit all stockholders proportionately. These potentially realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on stock option exercises are dependent on the future performance of CompX Class A Common Stock, overall market conditions and the timing of the exercise thereof by each respective optionee. There can be no assurance that the amounts reflected in the table will be achieved.

(2) This stock option is exercisable for shares of CompX Class A Common Stock and becomes exercisable at a rate of 20% on each of the first five anniversary dates of December 6, 2000. The exercise price for this stock option can be paid in already owned shares of CompX Class A Common Stock, provided such tendered shares were held by the optionee for at least six months.

(3) The appreciated value per share on the expiration date of this stock option, December 6, 2010, based on the $10.00 per share market value of a share of CompX Class A Common Stock on the date of grant, January 10, 2001, would be $16.20 and $25.65 at the hypothetical 5% and 10% rates, respectively.

(4) This stock option is exercisable for shares of CompX Class A Common Stock and becomes exercisable at a rate of 20% on each of the first five anniversary dates of the date of grant. The exercise price for this stock option can be paid in already owned shares of CompX Class A Common Stock, provided such tendered shares were held by the optionee for at least six months.

(5) The appreciated value per share on the expiration date of this stock option, July 2, 2011, based on the $12.98 per share market value of a share of CompX Class A Common Stock on the date of grant, July 2, 2001, would be $21.14 and $33.67 at the hypothetical 5% and 10% rates, respectively.

(6) The appreciated value per share on the expiration date of this stock option, March 19, 2011, based on the $10.80 per share market value of a share of CompX Class A Common Stock on the date of grant, March 19, 2001, would be $17.59 and $28.01 at the hypothetical 5% and 10% rates, respectively.

(7) This stock option is exercisable for shares of CompX Class A Common Stock and becomes exercisable at a rate of 60% on the fourth anniversary date of the date of grant and 40% on the sixth anniversary of the date of grant. The optionee has the right to limit his exercise of this stock option to avoid adverse Dutch income tax consequences. If the optionee notifies CompX on or prior to five business days prior to a vesting of shares under the stock option of the holder's election to forego the vesting, the stock option will terminate with respect to such shares. In the event of the optionee's death, CompX must pay the value of the stock option on his death to his estate. The exercise price for this stock option can be paid in already owned shares of CompX Class A Common Stock, provided such tendered shares were held by the optionee for at least six months.

(8) Since none of the shares underlying this stock option had vested on Mr. Steinberg's resignation date of September 7, 2001, CompX canceled the entire stock option on his resignation date.

(9) The $80,540,000 and $154,010,000 amounts shown represent the cumulative increase in value stockholders would receive on all outstanding shares of CompX Class A Common Stock over a ten-year period at the hypothetical 5% and 10% appreciation rates, respectively, based on the $12.98 per share market value of the 5,103,280 shares of CompX Class A Common Stock outstanding on the close of business on July 2, 2001 and the reinvestment of cash dividends paid at a rate equal to CompX's current cash dividend payments of $0.125 per share per calendar quarter.

         Stock Option Holdings. The following table provides information, with respect to the named executive officers, concerning the value of unexercised stock options exercisable for CompX Class A Common Stock held as of December 31, 2001. In 2001, no named executive officer exercised any stock options. CompX has not granted any SARs. At December 31, 2001, no named executive officer held stock options exercisable for Valhi Common Stock.

                                        DECEMBER 31, 2001 OPTION VALUES


                                                        Number of Shares Underlying       Value of Unexercised
                                                          Unexercised Options at          In-the-Money Options
                                                           December 31, 2001 (#)        at December 31, 2001 (1)
                                                        ---------------------------    ----------------------------
                      Name                              Exercisable   Unexercisable    Exercisable    Unexercisable
-------------------------------------------------       -----------   -------------    -----------    -------------
Brent A. Hagenbuch................................           10,000          40,000    $     9,100    $      36,400

David A. Bowers...................................           26,000          69,000            -0-              -0-

Stuart M. Bitting.................................              -0-          25,000            -0-           24,250

Wouter J. Dammers.................................              -0-          30,000            -0-              -0-

Julian M. Steinberg...............................              -0-             -0-            -0-              -0-

--------------------

(1) The aggregate amount is based on the difference between the exercise price of the individual stock options and the $12.97 per share closing sales price of the CompX Class A Common Stock as reported on the New York Stock Exchange Composite Tape on December 31, 2001.

         Dammers Employment Agreement. Pursuant to an employment agreement dated August 30, 1999 between CompX and Wouter J. Dammers, CompX's Dutch subsidiary, Thomas Regout, employs Mr. Dammers as its managing director. The agreement provides Mr. Dammers a gross annual salary of NLG 320,000, including a holiday allowance, and participation in the CompX variable compensation plan and the 1997 Plan. Under the agreement, Thomas Regout provides Mr. Dammers with an automobile with a value of approximately NLG 100,000 that he may use for his private purposes, supplemental sickness or disability insurance payments and certain other benefits. Mr. Dammers must protect CompX's confidential information as provided in the agreement. Thomas Regout is entitled under the agreement to any patents arising from inventions that Mr. Dammers may develop while employed with Thomas Regout and for a period of one year after his termination. The agreement terminates for reasons other than cause upon three months notice from Mr. Dammers or six months notice from Thomas Regout. Mr. Dammers' severance pay in the event of termination of employment for reasons other than cause is 18 months of base pay. Cause is defined in the agreement as a breach by Mr. Dammers of his fiduciary responsibility or engaging in an illegal activity that harms Thomas Regout. Dutch law governs the agreement.

         Mr. Dammers' employment agreement also provides for Mr. Dammers and Thomas Regout to share the expense of private supplemental pension insurance for his benefit. Mr. Dammers established the private supplemental pension insurance before he became an employee of Thomas Regout. Pursuant to the agreement, Mr.
Dammers continues to purchase supplemental pension insurance. Under the insurance, Mr. Dammers' pension benefits after retirement at 65 years of age are determined annually by taking his annual salary less the maximum salary insured through the Dutch General Old Age Pensions Act multiplied by his years of service and 2.0%. The compensation eligible to be utilized for purposes of the pension benefits while Thomas Regout employs Mr. Dammers includes only the annual salary that Thomas Regout pays Mr. Dammers. See "--Summary of Cash and Certain Other Compensation of Executive Officers." The supplemental pension insurance also provides for payments upon Mr. Dammers' death of a widow's pension of 70% of Mr. Dammers' retirement pension benefits and an orphan's pension of 20% of the widow's pension benefits per orphan up to 40%, to be paid until the orphan reaches the age of 18. Mr. Dammers pays one-third of the supplemental pension insurance premiums, which amounts are withheld from his salary. Thomas Regout pays the balance of the supplemental pension insurance premiums. At December 31, 2001, Mr. Dammers' pension benefits under the supplemental pension insurance attributable to his 2.25 years of service with Thomas Regout was $5,049 (NLG 12,420) per annum payable after retirement at age 65.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires CompX's executive officers, directors and persons who own more than 10% of a registered class of CompX's equity securities to file reports of ownership with the SEC, the New York Stock Exchange, Inc. and CompX. Based solely on the review of the copies of such forms and representations by certain reporting persons, CompX believes that for 2001 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under Section 16(a), except Ann Manix, who filed one Form 4 late reporting a sale of 2,500 shares of CompX Class A Common Stock in December 2001.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2001, the MD&C Committee deliberated on certain CompX executive officer compensation. The MD&C Committee is currently comprised of Paul M. Bass, Jr. (chairman) and Ann Manix, both nonemployee directors of CompX.

            COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

         The MD&C Committee consists of individuals who are neither officers nor employees of CompX or its subsidiaries. The MD&C Committee reviews and approves certain compensation policies and practices related to CompX's executive officers and other employees, including stock-based compensation. See "Meetings and Committees of the Board of Directors - Management Development and Compensation Committee."

         CompX's executive compensation system generally consists of three primary components: salary, annual operating income bonus award compensation and stock-based compensation, including stock options, restricted stock and/or stock appreciation rights. Through the use of the foregoing, the MD&C Committee seeks to achieve a balanced compensation package that will attract and retain high quality key executives, appropriately reflect each such executive officer's individual performance, contributions, and general market value, and provide further incentives to the executive officers to maximize annual operating performance and long-term stockholder value.

Annual Salaries

         Base salaries for executive officers of CompX have been established on a position-by-position basis. The chief executive officer conducts annual internal reviews of executive officer salary levels in an attempt to rank salary and job value to each position. The chief executive officer then makes recommendations on salaries to the MD&C Committee. The MD&C Committee reviews the chief executive officer's recommendations regarding changes in salaries for executive officers. When recommendations regarding changes in salary levels are made by the chief executive officer, the MD&C Committee may take such actions, including any modifications to the recommendation, as it deems appropriate. The determinations of the MD&C Committee may be based primarily on a subjective evaluation of past and potential future individual performance and contributions and alternative opportunities that might be available to the executives in question. The MD&C Committee may also review compensation data from companies employing executives in positions similar to those whose salaries were being reviewed as well as market conditions for executives in general with similar skills, background and performance levels, both inside and outside of CompX's businesses (such companies may include companies contained in the peer group index plotted on the Performance Graph following this report), and other companies with similar financial and business characteristics as CompX, or where the executive in question has similar responsibilities.

         As authorized by the board of directors in December 2000, the chairman of the board negotiated the hiring of CompX's chief executive officer effective January 1, 2001 and in the process determined the chief executive officer's base salary for 2001. In February 2001, the MD&C Committee ratified the chief executive officer's 2001 base salary and approved executive officer salary increases for 2001 for three other executive officers. In March 2001, one of the three other executive officers who had received a salary increase resigned. Subsequently, the chairman of the board negotiated the hiring of a new chief financial officer in March 2001 and a new controller in August 2001. In each case, the chairman of the board determined each such executive officer's base salary for 2001. The chairman of the board determined the 2001 base salary of the new controller based on the recommendation of the chief executive officer.

         The chairman of the board based his actions regarding 2001 salaries primarily upon his general business knowledge and, where applicable, the chief executive officer's recommendations. The MD&C Committee based its actions regarding 2001 salaries primarily upon the chief executive officer's recommendations and its members' general business knowledge. In 2001, no specific survey or study was utilized to make salary determinations. The chief executive officer's 2001 annual salary was not based on any measure of CompX's performance. No action was taken with respect to the 2001 salaries of any of the other executive officers of CompX.

Annual Variable Compensation

         Operating income bonus awards under the variable compensation plan constitute a significant portion of an executive's potential annual cash compensation (between 0% and 150% of base salary for the chief executive officer and certain executive officers). Operating income bonus awards are based on CompX and/or business units of CompX achieving annual predetermined operating income goals. CompX's management makes recommendations to the Board of Directors regarding the operating income plan for the year after reviewing market conditions and CompX's operations, competitive position, marketing opportunities and strategies for maximizing financial performance. The Board of Directors approves this recommendation with modifications it deems appropriate. Based on the business plan for the year, the MD&C Committee sets CompX's and its business units' operating income goals at three levels that are designed to help focus CompX's executives on achieving superior annual operating results in light of existing conditions: a threshold level, which is the minimum operating income level for any operating income bonus award to be made under the variable compensation plan (the "Minimum Level"), a target level (the "Target Level") and a maximum level (the "Maximum Level"). The MD&C Committee then selects the participants and determines which and how much of a CompX business unit's operating income performance will affect such participant's operating income bonus award by apportioning the participant's base salary among CompX's business units and assigning percentage awards of such apportioned base salary to the operating income goals of the applicable business unit. If a business unit achieves operating income above the Minimum Level, participants whose operating income bonus award is based in whole or in part on such unit will receive the highest achieved operating income performance percentage of the participant's base salary apportioned to such unit, which award is proportionately increased based on the amount that the unit exceeds the highest achieved operating income goal. In no event, however, shall the operating income bonus award exceed the percentage of base salary assigned to the Maximum Level. An operating income bonus award, in combination with salary, is designed to result in executive officers and other eligible participants receiving annual cash compensation below competitive compensation levels if the Minimum Level is not achieved.

         Pursuant to the variable compensation plan, if operating income is below the Minimum Level, no operating income bonus award is paid. The MD&C Committee, however, does have discretion under the variable compensation plan to award discretionary bonuses to certain executive officers. At the Minimum Level, executive officer operating income bonus awards for 2001 ranged between 10% and 50% of base salary, depending on the executive. At the Target Level, executive officer operating income bonus awards for 2001 ranged between 10% and 100% of base salary, depending on the executive. At the Maximum Level, executive officer operating income bonus awards for 2001 ranged between 10% and 150% of base salary, depending on the executive.

         As a result of all applicable CompX business units achieving 2001 operating income below the Minimum Level, no executive officer received an operating income bonus award for 2001. Upon the recommendation of CompX management, the MD&C Committee decided to award certain of the executive officers and other employees discretionary bonuses under a discretionary provision of the variable compensation plan. The executive officers received discretionary bonuses ranging from 0% to 35% of such officer's base salary. The MD&C Committee decided to award a discretionary bonus based upon the committee's belief that such bonus was necessary to retain such individual or to reflect such individual's contributions to CompX in 2001.

         The 2001 discretionary bonuses the named executive officers received pursuant to the variable compensation plan are disclosed in the bonus column in the Summary Compensation Table set forth above.

Stock-Based Compensation

         The 1997 Plan supports the goal of maximizing long-term stockholder value by providing for stock-based compensation, the value of which is directly related to increases in stockholder value. Stock option grants, in particular, are considered a significant element of CompX's total compensation package for the chief executive officer and the other executive officers of CompX. The MD&C Committee believes that compensation linked to stock price performance helps focus the executives' attention on management of CompX from the stockholders' perspective.

         Stock option grants are intended to provide incentives to increase stockholder value in the future and to reward past performance by the executive. In 2001, the MD&C Committee reviewed recommendations by the chief executive officer regarding stock option grants to executive officers. The MD&C Committee granted stock options to executive officers based on the chief executive officer's recommendations. The chief executive officer based his recommendations on a subjective evaluation regarding each executive's performance and responsibilities. In 2001, the chief executive officer included in his recommendations regarding the number of options to be granted to each executive officer the amount and terms of options already held by such officers. Stock options granted to named executive officers in 2001 are reported in the Option Grants in 2001 table set forth above.

         To help assure a focus on long-term creation of stockholder value, in 2001 the MD&C Committee granted to other than Dutch recipients stock options with a term of ten years that vest 20% on each of the first five anniversaries of the stock option's date of grant. In 2001, one Dutch recipient received a stock option with a term of ten years that vests 60% on the fourth anniversary and 40% on the sixth anniversary of the date of grant. Although permitted under the 1997 Plan, the MD&C Committee in 2001 did not grant any restricted stock, stock appreciation rights or other equity-based awards to employees.

Defined Contribution Plans

         The MD&C Committee also reviews and approves CompX's discretionary annual contributions to the National Cabinet Lock, Inc. Capital Accumulation Pension Plan (the "CAP Plan"), a profit sharing defined contribution plan, and the CompX Contributory Retirement Plan (the "CCR Plan"), a 401(k) defined contribution plan. Participants of these plans are employees of certain of CompX's domestic operations. Under the CAP Plan for the 2001 plan year, the MD&C Committee approved a contribution of 7.25% of 2001 earnings before taxes of CompX's National Cabinet Lock division and Timberline Lock, Ltd. subsidiary and similar contributions for other participants, subject to certain limitations under the Code. Under the CCR Plan for the 2001 plan year, the MD&C Committee approved matching contributions based on each participant's business unit that ranged between 24% to 100% of the such employee's contribution, subject to certain limitations under the CCR Plan and the Code. Certain of the named executive officers received such contributions, which are disclosed in the all other compensation column in the Summary Compensation Table set forth above. For the 2001 plan year, the MD&C committee approved aggregate contributions of approximately $590,000 to the CAP Plan and $520,000 to the CCR Plan, subject to certain limitations of the Code and the respective plans.

Tax Code Limitation on Executive Compensation Deductions

         In 1993, Congress amended the Code to impose a $1.0 million deduction limit on compensation paid to the chief executive officer and the four other most highly compensated executive officers of public companies, subject to certain transition rules and exceptions for compensation received pursuant to non-discretionary performance-based plans approved by such company's shareholders. It is CompX's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that permits CompX to deduct fully such compensation.

         The foregoing report is submitted by the following individuals in the capacities indicated:

        Paul M. Bass, Jr.                          Ann Manix
        Chairman of the MD&C Committee             Member of the MD&C Committee

                                PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on CompX Class A Common Stock against the cumulative total return of the Russell 2000 Stock Index and a self-selected peer group of companies index for the period commencing March 6, 1998 (the date upon which CompX first registered with the SEC the CompX Class A Common Stock under
Section 12 of the Exchange Act) and ending December 31, 2001. The self-selected peer group index is comprised of Bush Industries, Inc., Herman Miller, Inc., HON Industries Inc., Interface, Inc., Knape & Vogt Manufacturing Company, Leggett & Platt, Incorporated and Steelcase Inc. The graph shows the value at December 31, 2001 assuming an original investment of $100 and reinvestment of cash dividends and other distributions to stockholders.

         Comparison of Cumulative Return Among CompX International Inc., the Russell 2000 Index and a Self-Selected Peer Group Index

[PERFORMANCE GRAPH GOES HERE]

                                                                                  December 31,
                                             March 6,     -------------------------------------------------------
                                               1998            1998           1999           2000          2001
                                          -------------   -------------  -------------  -------------   ---------
CompX International Inc...............         $100            $132            $ 93          $ 46            $ 70

Russell 2000 Index....................          100              92             111           108             111

Self-Selected Peer Group Index........          100              70              64            68              73

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Relationships with Related Parties. As set forth under the caption "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control CompX. CompX and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and (b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of a publicly held minority equity interest in another related party. CompX continuously considers, reviews and evaluates and understands that Contran and related entities consider, review and evaluate transactions of the type described above. Depending upon the business, tax and other objectives then relevant, it is possible that CompX might be a party to one or more of such transactions in the future. In connection with these activities CompX may consider issuing additional equity securities or incurring additional indebtedness. CompX's acquisition activities may in the future include participation in the acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of CompX to engage in transactions with related parties on terms, in the opinion of CompX, no less favorable to CompX than could be obtained from unrelated parties.

         No specific procedures are in place that govern the treatment of transactions among CompX and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

         Intercorporate Services Agreements. Under the Contran ISA, Contran renders or provides for certain management, financial, tax and administrative services to CompX on a fee basis. Such fees are based upon estimates of time devoted to the affairs of CompX by the individual providers of such services and Contran's costs for providing such services. CompX paid Contran fees of approximately $1.21 million for services rendered under the Contran ISA in 2001. The Contran ISA automatically extends on a quarter-to-quarter basis, subject to termination by either party pursuant to written notice 30 days prior to a quarter-end, and may be amended by mutual agreement.

         CompX and NL were parties to an intercorporate services agreement (the "NL ISA") whereby NL made available to CompX certain services with respect to CompX's occupancy, accounting, computer support and internal audit needs. CompX paid fees of approximately $23,245 for services pursuant to the NL ISA during 2001. The NL ISA was terminated in the first quarter of 2001

         Insurance Matters. Tall Pines Insurance Company ("Tall Pines"), Valmont and EWI RE, Inc. ("EWI Inc.") provide for or broker certain of CompX's insurance policies. Tall Pines is a wholly owned captive insurance company of Tremont. Valmont is a wholly owned captive insurance company of Valhi. During 2001, one of the daughters of Harold C. Simmons and a wholly owned subsidiary of Contran owned, directly or indirectly, 57.8% and 42.2%, respectively, of the outstanding common stock of EWI Inc. and of the membership interests of EWI Inc.'s management company, EWI RE, Ltd. (collectively with EWI Inc., "EWI"). Through December 31, 2000, a son-in-law of Harold C. Simmons managed the operations of EWI. Subsequent to December 31, 2000, pursuant to an agreement that terminates on December 31, 2002, such son-in-law provides advisory services to EWI as requested by EWI, for which the son-in-law is paid $11,875 per month and receives certain other benefits under EWI's benefit plans. Consistent with insurance industry practices, Tall Pines, Valmont and EWI Inc. receive commissions from the insurance and reinsurance underwriters for the policies that they provide or broker. During 2001, CompX and its subsidiaries paid approximately $719,000 for policies provided or brokered by Tall Pines, Valmont and/or EWI Inc. These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines, Valmont and EWI Inc. In CompX's opinion, the amounts that CompX and its subsidiaries paid for these insurance policies are reasonable and similar to those they could have obtained through unrelated insurance companies and/or brokers. CompX expects that these relationships with Tall Pines, Valmont and EWI will continue in 2002.

         Law Firm Relationship. Contran and its affiliates, including CompX, engaged and paid to Rogers & Hardin, LLP, a law firm of which CompX's director Edward J. Hardin is a partner, in the aggregate approximately $240,000 in fees for services Rogers & Hardin LLP rendered to such entities in 2001. The aggregate amount paid includes approximately $10,300 in fees that CompX paid to Rogers & Hardin, LLP for services rendered to CompX in 2001. CompX presently expects, and understands that Contran and its other affiliates presently expect, to continue their relationship with Rogers & Hardin LLP in 2002.

                           INDEPENDENT AUDITOR MATTERS

         Independent Auditors. The firm of PricewaterhouseCoopers LLP served as CompX's independent auditors for the year ended December 31, 2001. CompX's audit committee has appointed PricewaterhouseCoopers LLP to review CompX's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2002. CompX expects PricewaterhouseCoopers LLP will be considered for appointment to audit CompX's annual consolidated financial statements for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP are not expected to attend the Meeting.

         Audit Committee Report. The audit committee of the Board of Directors is composed of three directors, all of whom are independent within the meaning of New York Stock Exchange listing standards. The audit committee operates under a written charter the Board of Directors adopted, a copy of which was attached as Exhibit A to CompX's proxy statement for its 2001 annual meeting of stockholders. CompX's management is responsible for preparing CompX's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. CompX's independent auditors are responsible for auditing CompX's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. The audit committee serves as an independent and objective party to review CompX's auditing, accounting and financial reporting processes.

         The  audit  committee  has  reviewed  and  discussed   CompX's  audited
consolidated financial statements for the year ended December 31, 2001 with CompX's management and independent auditors. The audit committee discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence. The audit committee also considered whether the independent auditors' provision of non-audit services to CompX and its subsidiaries is compatible with such auditors' independence. Additionally, the audit committee discussed with CompX's management and the independent auditors such other matters as the committee deemed appropriate. Based on the audit committee's review of CompX's audited consolidated financial statements and the audit committee's discussions with CompX's management and independent auditors, the audit committee recommended to the Board of Directors that CompX's audited consolidated financial statements for the year ended December 31, 2001 be included in CompX's Annual Report on Form 10-K for the year ended December 31, 2001, which has been filed with the SEC.

Edward J. Hardin                            Paul M. Bass, Jr.                       Ann Manix
Chairman of the Audit Committee             Member of the Audit Committee           Member of the Audit Committee

         Audit and Other Fees. The following table shows the aggregate fees PricewaterhouseCoopers LLP has billed or is expected to bill to CompX and its subsidiaries for services rendered for 2001.

                                                 Financial Information
                                                  Systems Design and
            Audit Fees (1)                         Implementation Fees                 All Other Fees
-------------------------------------    -------------------------------------  --------------------------
               $ 200,770                                $   -0-                        $ 146,695 (2)

--------------------

(1) Includes (a) fees for the audit of CompX's consolidated financials statements for the year ended December 31, 2001, (b) fees for reviews of the unaudited quarterly financial statements appearing in CompX's Forms 10-Q for each of the first three quarters of 2001 and (c) the estimated out-of-pocket costs PricewaterhouseCoopers LLP incurred in such audits and reviews. CompX reimburses PricewaterhouseCoopers LLP for such out-of-pocket costs.

(2) Includes $85,071 for audits of benefit plans that CompX or its subsidiaries sponsor.

                                 APPROVAL OF THE
             COMPX INTERNATIONAL INC. 1997 LONG-TERM INCENTIVE PLAN
                                  (Proposal 2)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 PLAN.

         The Board of Directors seeks the approval by CompX's stockholders of the 1997 Plan in order for the 1997 Plan to qualify under certain performance-based compensation provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) of the Code sets a $1.0 million deduction limit for compensation paid to each of the chief executive officer and the four other most highly compensated executive officers of a publicly held corporation. The $1.0 million deduction limit is subject to certain exceptions for compensation received pursuant to performance-based plans approved by a corporation's stockholders.

         The Board of Directors and CompX's sole stockholder adopted the 1997 Plan on on December 16, 1997 to be effective as of CompX's initial public offering of CompX Class A Common Stock. Subsequently, the Board of Directors and CompX's sole stockholder advanced the effective date of the 1997 Plan to February 13, 1998.

         For future executive officer compensation awarded under the 1997 Plan to be exempt from the $1.0 million deduction limit set forth in Section 162(m), the material terms of the 1997 Plan must be disclosed to, and approved by, CompX's public stockholders. If CompX's public stockholders fail to approve the 1997 Plan, the cost to CompX of continuing the 1997 Plan may increase if CompX is unable to deduct fully future compensation paid under the 1997 Plan. The text of the 1997 Plan is attached as Appendix A. The description of the 1997 Plan in this proxy statement is qualified in its entirety by reference to the complete text of the 1997 Plan in Appendix A.

Description of the 1997 Plan

General

         Purpose. The purpose of the 1997 Plan is to advance the interests of CompX and its stockholders by providing incentives to certain eligible persons who contribute significantly to the strategic and long-term performance objectives and growth of CompX or its parent or subsidiary corporations (collectively with CompX, the "CompX Group").

         Types of Awards. The 1997 Plan provides for awards or grants of stock options, SARs, restricted stock, performance grants and other awards deemed by the MD&C Committee to be consistent with the purposes of the 1997 Plan (collectively, "Awards").

         Eligible Persons. Key individuals employed by, or performing services for, the CompX Group are eligible to receive Awards. A person who is eligible to receive an Award may be a nonemployee director or some other person who is not employed by the CompX Group. As of December 31, 2001, the CompX Group had approximately 2,060 employees.

         Administration. The 1997 Plan provides that unless the Board of Directors shall designate a committee of the Board of Directors or a designated administrator to administer the 1997 Plan, the 1997 Plan shall be administered by the Board of Directors. If a committee of the Board of Directors administers the 1997 Plan, the 1997 Plan requires that such committee consist of two or more persons each of whom are "nonemployee directors" as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act and "outside directors" as defined in Section 162(m) of the Code (the "Plan Committee"). Members of the Plan Committee must also meet any applicable requirements of any stock exchange or other market quotation system on which shares of CompX Class A Common Stock are traded. As of July 6, 1998, the Board of Directors delegated to the MD&C Committee all administrative powers of the Board of Directors under the 1997 Plan, except that the Board of Directors retained the sole power to amend, terminate or extend the term of the 1997 Plan. Eligible persons entitled to receive Awards include members of the MD&C Committee serving as the Plan Committee.

         The Plan Committee determines the eligible persons to whom it grants Awards and the type, size and terms of such Awards. The Plan Committee may also amend the terms of any Award in any manner the Plan Committee could have determined at the grant of the original Award. In addition, the Plan Committee can construe and interpret the 1997 Plan and any Award and to make all other determinations deemed necessary or advisable for the administration of the 1997 Plan.

         Number of Shares Subject to the 1997 Plan. The 1997 Plan reserves a maximum of 1,500,000 shares of CompX Class A Common Stock for Awards, subject to certain adjustments. CompX Class A Common Stock issued under the 1997 Plan may be either newly issued shares, treasury shares, reacquired shares or any combination of the three. If any shares of CompX Class A Common Stock issued as restricted stock under the 1997 Plan are reacquired by CompX pursuant to such rights, or if any Award is canceled, terminates or expires unexercised, the CompX Class A Common Stock that would otherwise have been issuable pursuant to such Award will be available for issuance under new Awards.

         Annual Limit on Awards to an Individual. The underlying shares of CompX Class A Common Stock issuable in any single fiscal year under Awards to an individual shall not exceed 500,000 shares of CompX Class A Common Stock.

         Limitations on Transfers of Awards. Generally, an Award is nontransferable except by approval of the Plan Committee or by will or the laws of descent and distribution. Incentive stock options, however, are transferable only by will or the laws of descent and distribution. Certain transfers of Awards my cause the issuance of the shares of CompX Class A Common Stock pursuant to such Award not to be registered under the Registration Statement on Form S-8 (Registration No. 333-47539) that CompX filed with the SEC on March 6, 1998.

Description of Awards under the 1997 Plan

         Stock Options. An Award of a stock option (a "Stock Option") is the right to purchase a specified number of shares of CompX Class A Common Stock at a specified exercise price, both of which the Plan Committee determines. The Plan Committee can choose whether on not the grant of a Stock Option requires the recipient to pay a purchase price at the time of grant. The Plan Committee also determines when and how a Stock Option becomes exercisable. The term of a Stock Option, however, cannot exceed ten years. A Stock Option may be either a nonqualified or an incentive stock option

         The Plan Committee may grant nonqualified Stock Options to any eligible person under the 1997 Plan. The exercise price for nonqualified Stock Options may be at any price the Plan Committee determines.

         The Plan Committee may only grant incentive Stock Options to employees of the CompX Group. The exercise price of an incentive Stock Option may not be less than the fair market value of the underlying shares of CompX Class A Common Stock on the date of grant. The maximum aggregate fair market value of CompX Class A Common Stock (determined as of the respective dates of grant) with respect to which incentive stock options are first exercisable by any one employee of the CompX Group in any calendar year cannot exceed $100,000. If the Plan Committee grants an incentive Stock Option to a person who owns more than 10% of the voting power of all classes of the stock of any of the CompX Group, the option cannot have an exercise price lower than 110% of fair market value on the date of the grant or a term longer than five years. In addition, the recipient of an incentive Stock Option cannot exercise the option beyond the time the Code allows for the favorable tax treatment of incentive stock options.

         Payment of the exercise price of a Stock Option must be made in such form as the Plan Committee determines in its discretion. If the Committee allows payment to be made with shares of CompX Class A Common Stock, such shares are valued at their fair market value on the day of exercise and shall have been held by the option holder for a period of at least six months.

         The Plan Committee may grant Stock Options in conjunction with any other Award, except that incentive Stock Options cannot have an associated Award that is a nonqualified Stock Option. When the Plan Committee awards a Stock Option in conjunction with an associated Award, the number of shares of CompX Class A Common Stock subject to the Stock Option may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the Committee.

         Stock Appreciation Rights. SARs are rights to receive (without payment to CompX) cash, shares of CompX Class A Common Stock, other property or any combination of the three based on the increase in the value of the shares of CompX Class A Common Stock specified in the SAR. A SAR that is related to another Award is exercisable only to the extent that the other Award is exercisable and then only during such period or periods as the Plan Committee determines. In addition, a SAR that is associated with a Stock Option is exercisable only when the fair market value of a share of CompX Class A Common Stock exceeds the exercise price per share of the associated Stock Option. If a SAR's associated Award is an incentive Stock Option, the exercise of the SAR is limited to those instances where its exercise would not disqualify the associated stock option's status as an incentive stock option under the Code. When the Plan Committee awards a SAR in conjunction with an associated Award, the number of shares of CompX Class A Common Stock subject to the SAR may be reduced on an appropriate basis to the extent that the associated Award is exercised, paid to or otherwise received by the recipient, as determined by the Committee.

         Upon the exercise of a SAR, the holder receives, at the election of the Plan Committee, cash, shares of CompX Class A Common Stock, other consideration or any combination of the three equal in value (or in the discretion of the Plan Committee, less than) to the excess of the fair market value of the shares of CompX Class A Common Stock subject to such exercise over the exercise price for such shares as specified in the SAR.

         Restricted Stock. An Award of restricted stock is an award of a number of shares of CompX Class A Common Stock that are subject to certain restrictions (e.g., such stock shall be issued but not delivered to the recipient and, generally, shall be forfeited if the recipient's employment or performance of services for the CompX Group terminates). Such restrictions exist for a certain restricted period and in accordance with such terms as the Plan Committee specifies. Prior to the expiration of the restricted period and the satisfaction of any applicable terms, a recipient who has received an Award of restricted stock has the rights of ownership of the shares of CompX Class A Common Stock subject to such award, including the right to vote and to receive dividends.

         Performance Grants. At the time an Award of a performance grant is made, the Plan Committee establishes performance objectives during a specified award period. The final value, if any, of a performance grant is determined by the degree to which the performance objectives have been achieved during the award period, subject to adjustments that the Plan Committee may approve based on relevant factors. Performance objectives may be based on the performance of the recipient, the CompX Group, one or more of its subsidiaries or one or more of their divisions or units, or any combination of thereof, as the Plan Committee determines. The Plan Committee may, in its discretion, make adjustments in the computation of any performance measure. The maximum value of an Award of a performance grant as established by the Plan Committee may be a fixed amount, an amount that varies from time to time based on the value of the CompX Class A Common Stock, or an amount that is determinable from other criteria the Plan Committee specifies. Performance grants may have different classes or series, having different names, terms and conditions.

         The Plan Committee may grant Awards of performance grants in conjunction with other Awards. If awarded in conjunction with an associated Award, the number of performance grants may be reduced on an appropriate basis to the extent that the associated Award is exercised by, paid to, or otherwise received by, the recipient, as determined by the Plan Committee.

         The Plan Committee will generally determine the value of an Award of a performance grant as promptly as practicable after the end of the award period or upon the earlier termination of the recipient's employment or performance of services. The Plan Committee may, however, determine the value of the performance grant and pay it out at any time during the award period. If the performance grant does not have an associated Award, the holder of the performance grant will be paid the final value. If the performance grant has value and has an associated Award, however, the Plan Committee will determine whether to cancel the performance grant and permit the recipient to retain the associated Award, to cancel the associated Award and pay out the value of the performance grant or to pay out the value of only a portion of the performance grant and to cancel the associated Award as to an appropriate portion thereof.

         Payment. Payment of an Award such as a performance grant may be made in cash, shares of CompX Class A Common Stock or other consideration (for example, other CompX Group securities or property) or a combination of the three, and in accordance with terms the Plan Committee sets. The Plan Committee may also permit any payments under an Award be deferred until a later date upon such terms as the Plan Committee provides.

Additional Information

         Adjustments in Shares of CompX Class A Common Stock. Under the 1997 Plan, if any change in the outstanding shares of CompX Class A Common Stock occurs by reason of an extraordinary or unusual event (e.g. stock split, stock dividend, recapitalization or merger), the Plan Committee may direct appropriate changes in the terms of any Award or the number of shares of CompX Class A Common Stock available for Awards. Such changes may include the number or kind of securities that may be subject to, the exercise price under, or any measure of performance or the number or value of any Award.

         Amendments to Awards. The Plan Committee may amend or modify any outstanding Award in any manner (including, but not limited to, acceleration of the date of exercise of or payments under any Award) if the Plan Committee could grant such amended or modified Award under the terms of the 1997 Plan at the time of such amendment or modification. Only in certain circumstances, however, may the Plan Committee amend or modify an outstanding Award in a material manner that adversely affects the holder of the affected Award without the holder's written consent

         Substitution of Awards. The Plan Committee may permit holders of Awards to surrender outstanding Awards in order to exercise or realize the rights under other Awards. In addition, the Plan Committee may allow or require holders of Awards to exchange such outstanding Awards for the grant of new Awards.

         Significant Corporate Events. In the event of the proposed dissolution or liquidation of CompX, all outstanding Awards terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Plan Committee. In the event of a proposed sale of all or substantially all of the assets of CompX or the merger of CompX with or into another corporation, all restrictions on any outstanding Awards lapse and recipients of Awards become entitled to the full benefit of their Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Plan Committee.

         Rights to Continue as Employee or Service Provider. Neither the 1997 Plan nor any Award confers on any individual any right to continue in the employ of, or provide services to, the CompX Group.

         Effectiveness of Rights as Stockholders. A recipient of an Award has no rights as a stockholder with respect to the shares of CompX Class A Common Stock issuable pursuant to the Award until the date of issuance of the stock certificate for such shares.

         Financing. If the Plan Committee deems it advisable, the CompX Group may assist recipients of Awards with financing from the CompX Group or a third party so as to permit the payment of taxes with respect to an Award or to enable the recipient to acquire, exercise or realize the rights of an Award. Such assistance may take any form as the Plan Committee considers appropriate.

         Deferrals. The Plan Committee may grant an Award in conjunction with the deferral of a recipient's compensation. The Plan Committee may provide that any such deferred compensation be forfeited to CompX under certain circumstances, subject to an increase or decrease in value based upon specified performance measures or credited with income equivalents until the date or dates of payment of the Award.

         Alternative Payments for Tax Withholding. The Plan Committee may permit a recipient of an Award to elect to pay taxes required to be withheld with respect to an Award in any appropriate manner (including, without limitation, by the surrender to CompX of shares of CompX Class A Common Stock owned by such person or that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award).

         Termination. The 1997 Plan terminates on the earlier of February 13, 2008 or such time as the Board of Directors adopts a resolution terminating the 1997 Plan. The Board of Directors may extended the 1997 Plan for up to an additional five years for the grant of Awards other than incentive Stock Options. Except in certain circumstances, the termination of the 1997 Plan shall not adversely affect in a material manner any right of any recipient of an Award without such recipient's written consent.

         Amendments to the 1997 Plan. The Board of Directors may amend the 1997 Plan at any time. Except in certain circumstances, no amendment shall adversely affect in a material manner any right of any recipient of an Award without such recipient's written consent.

         Registration of CompX Class A Common Stock under 1997 Plan. CompX registered the issuance of the shares of CompX Class A Common Stock under the 1997 Plan with the SEC pursuant to a Registration Statement on Form S-8 (Registration No. 333-47539) filed with the SEC on March 6, 1998.

Federal Income Tax Consequences

         The following is a summary of the principal current federal income tax consequences of transactions under the 1997 Plan. It does not describe all federal tax consequences under the 1997 Plan, nor does it describe state, local or foreign tax consequences.

         Incentive Stock Options. No taxable income is realized by the recipient upon the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may result in alternative minimum tax liability for the recipient. If no disposition of shares issued to a recipient pursuant to the exercise of an incentive stock option is made by the recipient within two years from the date of grant or within one year after the transfer of such shares to the recipient, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the recipient as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to CompX for federal income tax purposes.

         If the shares of CompX Class A Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the recipient will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms'-length sale of such shares) over the exercise price, and CompX will be entitled to deduct such amount. Any further gain or loss realized will be taxed as short-term or long-term capital gain or loss and will not result in any deduction by CompX. Special rules may apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of CompX Class A Common Stock.

         If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the incentive stock option is exercised after the death of a recipient.

         Nonqualified Stock Options. With respect to nonqualified stock options granted under the 1997 Plan, no income is realized by the recipient at the time the option is granted. Generally, at exercise, ordinary income is realized by the recipient in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and CompX receives a tax deduction for the same amount, and at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss, depending on how long the shares have been held.

         SARs. The grant of a SAR does not result in income for the grantee or in a deduction for CompX. Upon the exercise of a SAR, the grantee generally recognizes ordinary income and CompX is entitled to a deduction equal to the positive difference between the fair market values of the shares subject to the SAR on the date of grant and the date of exercise.

         Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, less any amount paid for such stock. CompX is entitled to a corresponding tax deduction for the amount of ordinary income recognized by the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the ordinary income previously recognized. Upon the sale of the shares after the forfeiture period has expired, the appreciation or depreciation since the shares became transferable or free from risk of forfeiture (or, if a Section 83(b) election was made, since the shares were issued, taking into account the ordinary income previously recognized) will be treated as long-term or short-term capital gain or loss. The holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon the earlier issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

         Performance Awards. The recipient of a performance award will generally be subject to tax at ordinary income rates on any cash received and the fair market value of any CompX Class A Common Stock issued under the award, and CompX will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received under a performance award will be included in income at the time of receipt. The fair market value of any CompX Class A Common Stock received will also generally be included in income (and a corresponding deduction will generally be available to CompX) at the time of receipt. The capital gain or loss holding period for any CompX Class A Common Stock distributed under a performance award will begin when the recipient recognizes ordinary income with respect to that distribution.

1997 Plan Benefits

         In February 1999, the MD&C Committee, serving as the Plan Committee, upon the recommendation of the Board of Directors, approved under the 1997 Plan annual grants to CompX's nonemployee directors on the day of the annual meeting of stockholders. Each annual grant consists of a grant at each annual meeting of CompX's stockholders of 500 shares of CompX Class A Common Stock and nonqualified Stock Options exercisable for 2,000 shares, which Stock Options have an exercise price equal to the closing sales price of CompX Class A Common Stock on the date of grant, have a term of 10 years and vest 20% over the first five anniversaries of the date of grant. The Plan Committee may elect in the future to amend or cancel future grants of Stock Options and shares of CompX Class A Common Stock to CompX's nonemployee directors. Since the Plan Committee grants Awards in its discretion, the benefits that recipients of Awards shall receive in the future under the Plan are presently indeterminable.

         As of March 20, 2002, 227,180 shares of CompX Class A Common Stock have been issued pursuant to the 1997 Plan, 867,000 shares of CompX Class A Common Stock are reserved for issuance under outstanding Stock Options and 405,820 shares of CompX Class A Common Stock remain available for future issuance under the 1997 Plan. Based on the $13.10 per share closing sales price of the CompX Class A Common Stock as reported on the New York Stock Exchange on March 20, 2002, the 405,820 shares of CompX Class A Common Stock available for future issuance under the 1997 Plan had an aggregate market value of approximately $5.3 million.

         As of March 20, 2002, CompX's directors, named executive officers and the following groups had received the following benefits under the 1997 Plan with respect to Stock Options, performance awards granted pursuant to the 1997 Plan and shares of CompX Class A Common Stock. No other types of Awards have been granted under the 1997 Plan and no recipient of a Stock Option was required to pay a purchase price at the time of the grant of the Stock Option for the Stock Option.

                             Aggregate
                               Number
                                 of                Aggregate     Aggregate     Weighted
                               Shares                Value        Number of     Average
                               Issued               Realized      Shares      Exercise       Range of
                                Upon                  on         Underlying    Price of     Expiration      Value of
                              Exercise   Other      Exercise    Outstanding  Outstanding     Dates of      Outstanding
Named Executive Officer       of Stock   Shares     of Stock       Stock        Stock      Outstanding        Stock
       or Group                Options  Issued (1)  Options (2)   Options      Options     Stock Options   Options (3)
------------------------   ------------ ---------- -----------  -----------  ----------- ----------------- -----------
Paul M. Bass, Jr.........        -0-      1,500    $    -0-        7,000    $  16.37     03/05/08-05/10/11 $  1,900
Director
Edward J. Hardin.........        -0-      1,500         -0-        7,000       16.37     03/05/08-05/10/11    1,900
Director
Ann Manix................        -0-      1,500         -0-        6,000       15.76     05/14/09-05/10/11    1,900
Director
Steven L. Watson.........        -0-      1,000         -0-       14,000       18.77     03/05/08-05/10/11    1,900
Director
Glenn R. Simmons.........        -0-     17,720         -0-       56,000       19.55     03/05/08-05/10/11    1,900
Chairman of the Board
David A. Bowers..........        -0-     16,220         -0-       95,000       17.04     03/05/08-07/02/11    3,000
Vice Chairman of the
Board and Chief
Operating Officer
Brent A. Hagenbuch.......        -0-        -0-         -0-       50,000       12.06     12/06/10-12/06/10   52,000
President and Chief
Executive Officer
Stuart M. Bitting........        -0-        -0-         -0-       25,000       12.00     03/19/11-03/19/11   27,500
Vice President, Chief
Financial Officer and
Treasurer
Wouter J. Dammers........        -0-        -0-         -0-       30,000       14.94     10/28/09-07/02/11    2,000
Vice President
Julian M. Steinberg......        -0-        -0-         -0-          -0-         n/a           n/a              -0-
Former Vice President
All current executive
   officers as a group...        -0-     33,940         -0-      266,000       15.77     03/05/08-07/02/11   87,400
All current directors
   who are not executive
   officers as a group...        -0-      5,500         -0-       34,000       17.25     03/05/08-05/10/11    7,600
All current employees or
   officers who are not
   executive officers as
   a group...............        -0-        -0-         -0-      508,000       16.62     03/05/08-10/29/11   64,000
All nonemployees who are
   not current directors
   or executive officers
   as a group (4)........        -0-        -0-         -0-       63,000       20.00     03/05/08-03/05/08      -0-
All current and former
   participants..........     54,800    172,380     121,281      867,000       16.59     03/05/08-10/29/11  159,000

--------------------

(1) Consists of shares of CompX Class A Common Stock issued under the 1997 Plan (i) annually to nonemployee directors of CompX or (ii) pursuant to performance awards.

(2) The amount realized is based on the difference between the last reported sales price per share of CompX Class A Common Stock as reported on the New York Stock Exchange on the date of exercise and the exercise price per share.

(3) The aggregate amount is based on the difference between the exercise price of the individual stock options and the $13.10 per share closing sales price of the CompX Class A Common Stock as reported on the New York Stock Exchange on March 20, 2002.

(4) Consists entirely of employees of Valhi or its affiliates at the time of grant.

                                  OTHER MATTERS

         The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their best judgment.

                STOCKHOLDER PROPOSALS FOR ANNUAL MEETING IN 2003

         Stockholders may submit proposals on matters appropriate for stockholder action at CompX's annual stockholder meetings, consistent with rules adopted by the SEC. Such proposals must be received by CompX not later than December 9, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to the Annual Meeting of Stockholders in 2003. For proposals to be brought at the 2003 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, CompX's bylaws require that the proposal must be delivered to or mailed and received at the principal executive offices of CompX no later than ten days following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the meeting was made. Any such proposals should be addressed to: Corporate Secretary, CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                         2001 ANNUAL REPORT ON FORM 10-K

         A copy of CompX's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the SEC, is included as part of the annual report mailed to CompX's stockholders with this proxy statement.

                                ADDITIONAL COPIES

         The SEC recently approved a new rule concerning the delivery of annual reports and proxy statements. It permits a single set of these reports to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice sent earlier this year that only one annual report and proxy statement will be sent to that address unless a stockholder at that address gave contrary instructions. CompX will promptly deliver a separate copy of CompX's 2001 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon written or oral request of such stockholder.

         To obtain copies of CompX's 2001 annual report or this proxy statement without charge, please mail your request to A. Andrew R. Louis, Corporate Secretary, at CompX International Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                            COMPX INTERNATIONAL INC.




                                  Dallas, Texas
                                  April 1, 2002

                                    Exhibit A

                            COMPX INTERNATIONAL INC.

                          1997 Long-Term Incentive Plan


         Section 1. Purpose. The purpose of this Plan is to advance the interests of CompX and its stockholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

         Section 2. Definitions. The following terms shall have the meaning indicated:

                  (a) "Actual Value" has the meaning set forth in Section 9.

                  (b)   "Associated   Award"   shall   mean  an  Award   granted
         concurrently or subsequently in conjunction with another Award.

                  (c) "Award" shall mean an award of rights to an Eligible Person under this Plan.

                  (d) "Award  Period" has the  meaning  set forth in  subsection
         9(b).

                  (e) "Beneficiary" has the meaning set forth in Section 16.

                  (f) "Board" shall mean the board of directors of CompX.

                  (g) "Class A Common Shares" shall mean shares of class A common stock, par value $.01 per share, of CompX and stock of any other class into which such shares may thereafter be changed.

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

                  (i) "Committee" shall mean a committee of the Board, if any, designated by the Board to administer this Plan that is comprised of not fewer than two directors. The membership of the Committee or any successor committee (i) shall consist of "nonemployee directors" (as defined in Rule 16b-3) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Rule 16b-3,
         (ii) shall  consist of  "outside  directors"  (as  defined in  Treasury
         Regulation ss.1.162-27(e)(3)(i) or any successor regulation) and meet any other applicable requirements so as to comply at all times with the applicable requirements of Section 162(m) (if the Board decides at some latter date that compliance with Section 162(m) is warranted) and (iii) shall meet any applicable requirements of any stock exchange or other market quotation system on which Class A Common Shares are listed. References to the Committee hereunder shall include the Board or the Designated Administrator where appropriate.

                  (j) "Company" shall mean CompX and any parent or subsidiary of CompX.

                  (k) "CompX" shall mean CompX International Inc., a Delaware corporation.

                  (l)  "Designated  Administrator"  has the meaning set forth in
         Section 3.

                  (m) "Effective Date" shall mean the date the Board adopts this Plan (which adoption date may be a date subsequent to the date of the actual action taken by the Board if the Board action sets forth such subsequent adoption date).

                  (n) "Eligible Person(s)" shall mean those persons who are key employees of the Company or other key individuals who perform services for the Company, including, without limitation, directors who are not employees of the Company.

                  (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

                  (p) "Fair Market Value" shall mean such value rounded up to the nearest cent as determined by the Board in accordance with applicable law.

                  (q) "Incentive Stock Option" shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

                  (r) "Maximum Value" has the meaning set forth in subsection 9(a).

                  (s) "Nonqualified Stock Option" shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

                  (t) "Other CompX Securities" shall mean CompX securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Class A Common Shares or other property) other than Class A Common Shares.

                  (u) "Participant" shall mean an Eligible Person to whom an Award has been granted under this Plan.

                  (v) "Performance Grant" shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Class A Common Shares, Other CompX Securities or property, or other forms of payment, or any combination thereof, as determined by the Board.

                  (w) "Plan" shall mean this CompX International Inc. 1997 Long-Term Incentive Plan.

                  (x) "Purchased Option" shall mean a Stock Option that is sold to an Eligible Person at a price determined by the Board. Purchase Options are subject, in part, to the terms, conditions and restrictions described in Section 6.

                  (y)   "Restricted   Period"  has  the  meaning  set  forth  in
         subsection 8(b).

                  (z) "Restricted Stock" shall mean an Award of Class A Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8.

                  (aa) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

                  (bb) "Section 162(m)" shall mean ss.162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

                  (cc) "Stock Appreciation Right" shall mean an Award of a right to receive (without payment to CompX) cash, Class A Common Shares, Other CompX Securities or property, or other forms of payment, or any combination thereof, as determined by the Board, based on the increase in the value of the number of Class A Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7.

                  (dd) "Stock Option" shall mean an Award of a right to purchase Class A Common Shares. The term Stock Option shall include Nonqualified Stock Options, Incentive Stock Options and Purchased Options.

                  (ee) "Ten Percent Employee" shall mean an employee of the Company who owns stock representing more than ten percent of the voting power of all classes of stock of CompX or any parent or subsidiary of CompX.

                  (ff) "Treasury Regulation" shall mean a final, proposed or temporary regulation of the Department of Treasury under the Code and any successor regulation.

         Section 3. Administration. Unless the Board shall designate the Committee or a Designated Administrator to administer this Plan, this Plan shall be administered by the Board. If at any time Rule 16b-3 so permits without adversely affecting the ability of Awards to executive officers of CompX to comply with the conditions for Rule 16b-3, the Board may delegate the administration of this Plan and any of its power and authority in whole or in part, on such terms and conditions, and to such person or persons as it may determine in its discretion (a "Designated Administrator").

         The Board has all the powers vested in it by the terms of this Plan, such powers to include exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size and terms of the Award to be made to each Eligible Person selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements embodying Awards made under this Plan. The Board is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Board deems necessary or desirable to carry it into effect. Any decision of the Board in the interpretation and administration of this Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Board with respect to Awards made or to be made to Participants.

         No member of the Board and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Board or by any officer of the Company in connection with the performance of duties under this Plan, except for his own willful misconduct or as expressly provided by statute. In addition to all other rights of indemnification and reimbursement to which a member of the Board and an officer of the Company may be entitled, the Company shall indemnify and hold harmless each such member or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding or suit in connection with the performance of duties under this Plan against expenses (including reasonable attorneys' fees), judgments, fines, liabilities, losses and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding or suit, except for his own willful misconduct or as expressly provided otherwise by statute. Expenses (including reasonable attorneys' fees) incurred by a such a member or officer in defending any such proceeding or suit shall be paid by the Company in advance of the final disposition of such proceeding or suit upon receipt of a written affirmation by such member or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of such member or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section.

         Section 4. Participation. Consistent with the purposes of this Plan, the Board shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Board in its discretion.

         Section 5.  Awards under this Plan.

                  (a) Types of Awards. Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Performance Grants and (v) any other type of Award deemed by the Board in its discretion to be consistent with the purposes of this Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States).

                  (b) Maximum Number of Shares that May be Issued. There may be issued under this Plan (as Restricted Stock, in payment of Performance Grants, pursuant to the exercise of Stock Options or Stock Appreciation Rights or in payment of or pursuant to the exercise of such other Awards as the Board, in its discretion, may determine) an aggregate of not more than 1,500,000 Class A Common Shares, subject to adjustment as provided in Section 15. No Eligible Person may receive Awards under this Plan for more than 500,000 Class A Common Shares in any one fiscal year of CompX, subject to adjustment as provided in Section 15. Class A Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Class A Common Shares issued as Restricted Stock or otherwise subject to repurchase or forfeiture rights are reacquired by the Company pursuant to such rights or, if any Award is canceled, terminates or expires unexercised, any Class A Common Shares that would otherwise have been issuable pursuant thereto will be available for issuance under new Awards.

                  (c) Rights with Respect to Class A Common Shares and Other Securities. Except as provided in subsection 8(c) with respect to Awards of Restricted Stock and unless otherwise determined by the Board in its discretion, a Participant to whom an Award is made (and any person succeeding to such a Participant's rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Class A Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date of the issuance of a stock certificate to him for such Class A Common Shares or other instrument of ownership, if any. Except as provided in Section 15, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued. In all events, a Participant with whom an Award agreement is made to issue Class A Common Shares in the future, shall have no rights as a stockholder with respect to Class A Common Shares related to such agreement until issuance to him of a stock certificate representing such shares.

         Section 6. Stock Options. The Board may sell Purchased Options or grant other Stock Options either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter; provided that an Incentive Stock Option may be granted only to Eligible Persons who are employees of the Company and have an Associated Award only to the extent that such Associated Award does not disqualify the Incentive Stock Option's status as such under the Code. Each Stock Option granted or sold under this Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Class A Common Shares issuable upon exercise thereof, as the Board, in its discretion, shall establish.

                  (a) The exercise price of a Stock Option may be less than, equal to, or greater than, the Fair Market Value of the Class A Common Shares subject to such Stock Option at the time the Stock Option is granted, as determined by the Board; provided, however, that in the case of an Incentive Stock Option granted to an employee of the Company, the exercise price shall not be less than the Fair Market Value of the Class A Common Shares subject to such Stock Option at the time the Stock Option is granted, or if granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted. In no event, however, will the exercise price per share of a Stock Option be less than the par value per share of a Common Share.

                  (b) The Board shall determine the number of Class A Common Shares to be subject to each Stock Option. In the case of a Stock Option awarded in conjunction with an Associated Award, the number of Class A Common Shares subject to an outstanding Stock Option may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Board.

                  (c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Board may establish.

                  (d) A Stock Option shall not be exercisable:

                           (i) in the case of any Incentive Stock Option granted
                  to a Ten Percent Employee, after the expiration of five years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten years from the date it is granted; and

                           (ii) unless payment in full is made for the shares being acquired thereunder at the time of exercise as provided in subsection 6(i).

                  (e) The Board shall determine in its discretion and specify in each agreement embodying a Stock Option the effect, if any, the termination of the Participant's employment with or performance of services for the Company shall have on the exercisability of the Stock Option; provided, however, that an Incentive Stock Option shall not be exercisable at a time that is beyond the time an Incentive Stock Option may be exercised in order to qualify as such under the Code.

                  (f) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Class A Common Shares (determined at the time of grant of the Stock Option) with respect to which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                  (g) It is the intent of CompX that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under
         Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

                  (h) A Purchased Option may contain such additional terms not inconsistent with this Plan, including but not limited to the circumstances under which the purchase price of such Purchased Option may be returned to the holder of the Purchased Option, as the Board may determine in its sole discretion.

                  (i) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Class A Common Shares, the surrender of another outstanding Award under this Plan or any combination thereof) as the Board may determine in its discretion; provided, however, that for purposes of making such payment in Class A Common Shares, such shares shall be valued at their Fair Market Value on the day of exercise and shall have been held by the Participant for a period of at least six (6) months.

         Section 7. Stock Appreciation Rights. The Board may grant Stock Appreciation Rights either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this
Section 7 and this Plan, and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or the Class A Common Shares issuable upon exercise thereof, as the Board, in its discretion, shall establish.

                  (a) The Board shall determine the number of Class A Common Shares to be subject to each Award of Stock Appreciation Rights. In the case of an Award of Stock Appreciation Rights awarded in conjunction with an Associated Award, the number of Class A Common Shares subject to an outstanding Award of Stock Appreciation Rights may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Board.

                  (b) The Award of Stock Appreciation Rights shall not be exercisable:

                           (i) unless the  Associated  Award,  if any, is at the
                  time exercisable;

                           (ii) if the  Associated  Award is a Stock  Option and
                  the Fair Market Value per share of the Class A Common Shares on the exercise date does not exceed the exercise price per share of such Stock Option; or

                           (iii) if the Associated  Award is an Incentive  Stock
                  Option and the exercise of the Award of Stock Appreciation Rights would disqualify the Incentive Stock Option as such under the Code.

                  (c) The Board shall determine in its discretion and specify in each agreement embodying an Award of Stock Appreciation Rights the effect, if any, the termination of the Participant's employment with or performance of services for the Company shall have on the exercisability of the Award of Stock Appreciation Rights.

                  (d) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award or to surrender unexercised an Associated Award (or any portion of such Associated Award) to CompX and to receive from CompX in exchange thereof, without payment to CompX, that number of Class A Common Shares having an aggregate value equal to (or, in the discretion of the Board, less than) the excess of the Fair Market Value of one share, at the time of such exercise, over the exercise price, times the number of shares subject to the Award or the Associated Award, or portion thereof, that is so exercised or surrendered, as the case may be. The Board shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or Other CompX Securities or property, or other forms of payment or any combination thereof, as determined by the Board, equal to the aggregate value of the Class A Common Shares it would otherwise be obligated to deliver. Any such election by the Board shall be made as soon as practicable after the receipt by the Board of written notice of the exercise of the Stock Appreciation Right.

                  (e) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Board, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in subsection 7(d) hereof.

         Section 8. Restricted Stock. The Board may grant Awards of Restricted Stock either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. Each Award of Restricted Stock under this Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with this Plan and shall comply with the applicable terms and conditions of this Section and this Plan, and with such other terms and conditions as the Board, in its discretion, shall establish.

                  (a) The Board shall determine the number of Class A Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

                  (b) Until the expiration of such period as the Board shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Board in its discretion shall establish (the "Restricted Period"), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate representing the Class A Common Shares subject to such Award.

                  (c) Unless otherwise determined by the Board in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a participant's rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Class A Common Shares awarded and prior to the expiration of the Restricted Period, ownership of such Class A Common Shares, including the right to vote such Class A Common Shares and to receive dividends or other distributions made or paid with respect to such Class A Common Shares (provided that such Class A Common Shares, and any new, additional or different shares, or Other CompX Securities or property, or other forms of consideration that the Participant may be entitled to receive with respect to such Class A Common Shares as a result of a stock split, stock dividend or any other change in the corporation or capital structure of CompX, shall be subject to the restrictions hereinafter described as determined by the Board in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Plan.

                  (d) The Board shall determine in its discretion and specify in each agreement embodying an Award of Restricted Stock the effect, if any, the termination of the Participant's employment with or performance of services for the Company during the Restricted Period shall have on such Award of Restricted Stock.

         Section 9. Performance Grants. The Board may grant Awards of Performance Grants either alone, or in conjunction with Associated Awards, either at the time of grant or by amendment thereafter. The Award of a Performance Grant to a Participant will entitle him to receive a specified amount determined by the Board (the "Actual Value"), if the terms and conditions specified in this Plan and in the Award are satisfied. Each Award of a Performance Grant shall be subject to the applicable terms and conditions of this Section and this Plan, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Class A Common Shares, Other CompX Securities or property, or other forms of payment, or any combination thereof, issued with respect to the Performance Grant, as the Board, in its discretion, shall establish, and shall be embodied in an agreement in such form and substance as is determined by the Board.

                  (a) The Board shall determine the value or range of values of a Performance Grant to be awarded to each Participant selected for an Award and whether or not such a Performance Grant is granted in conjunction with an Associated Award. As determined by the Board, the maximum value of each Performance Grant (the "Maximum Value") shall be:
         (i) an amount fixed by the Board at the time the Award is made or amended thereafter, (ii) an amount that varies from time to time based in whole or in part on the then current value of the Class A Common Shares, Other CompX Securities or property, or other securities or property, or any combination thereof or (iii) an amount that is determinable from criteria specified by the Board. Performance Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Grant awarded in conjunction with an Associated Award, the Performance Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Board.

                  (b) The award period ("Award Period") related to any Performance Grant shall be a period determined by the Board. At the time each Award is made, the Board shall establish performance objectives to be attained within the Award Period as the means of determining the Actual Value of such a Performance Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company or one or more of its divisions or units, or any combination of the foregoing, as the Board shall determine, and may be applied on an absolute basis or be relative to industry or other indices or any combination thereof. The Actual Value of a Performance Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Board shall specify the manner in which the Actual Value of Performance Grants shall be determined if the performance objectives are met in part. Such performance measures, the Actual Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Board in its discretion at any time and from time to time during or as soon as practicable after the Award Period, if it determines that such performance measures, the Actual Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

                  (c) The Board shall determine in its discretion and specify in each agreement embodying a Performance Grant the effect, if any, the termination of the Participant's employment with or performance of services for the Company during the Award Period shall have on such Performance Grant.

                  (d) The Board shall determine whether the conditions of a Performance Grant have been met and, if so, shall ascertain the Actual Value of the Performance Grant. If the Performance Grant has no Actual Value, the Award and such Performance Grant shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Grant has any Actual Value and:

                           (i) was not awarded in conjunction with an Associated
                  Award, the Board shall cause an amount equal to the Actual Value of the Performance Grant earned by the Participant to be paid to him or his permitted assignee or Beneficiary; or

                           (ii) was awarded in  conjunction  with an  Associated
                  Award, the Board shall determine, in accordance with criteria specified by the Board (A) to cancel the Performance Grant, in which event no amount with respect thereto shall be paid to the Participant or his permitted assignee or Beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Actual Value of the Performance Grant to the Participant or his permitted assignee or Beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the Participant or his Beneficiary, the Actual Value of only a portion of the Performance Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Board.

                  Such determination by the Board shall be made as promptly as practicable following the end of the Award Period or upon the earlier termination of employment or performance of services, or at such other time or times as the Board shall determine, and shall be made pursuant to criteria specified by the Board.

                  (e) Payment of any amount with respect to the Performance Grants that the Board determines to pay as provided above shall be made by CompX as promptly as practicable after the end of the Award Period or at such other time or times as the Board shall determine, and may be made in cash, Class A Common Shares, Other CompX Securities or property, or other forms of payment, or any combination thereof or in such other manner, as determined by the Board in its discretion. Notwithstanding anything in this Section to the contrary, the Board may, in its discretion, determine and pay out the Actual Value of the Performance Grants at any time during the Award Period.

         Section 10. Deferral of Compensation. The Board shall determine whether or not an Award shall be made in conjunction with the deferral of the Participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be:

                  (a) forfeited to the Company or to other Participants or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company);

                  (b) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures; and/or

                  (c) credited with income equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

         Section 11. Deferred Payment of Awards. The Board may specify that the payment of all or any portion of cash, Class A Common Shares, Other CompX Securities or property, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Board shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Class A Common Shares, other securities, property or consideration, or any combination thereof), together with such additional amounts of income equivalents (which may be compounded and may include, but need not be limited to, interest, dividends or other rates of return or any combination thereof) as may accrue thereon until the date or dates of payment, such investment equivalents and such additional amounts of income equivalents to be determined by the Board in its discretion.

         Section 12. Transferability of Awards. Except as may be approved by the Board, a Participant's rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, that any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by him.

         Section 13. Amendment or Substitution of Awards under this Plan. The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Board in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder) if the Board could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided that no such amendment or modification shall adversely affect in a material manner any right of a Participant under the Award without his written consent, unless the Board determines in its discretion that there have occurred or are about to occur significant changes in the Participant's position, duties or responsibilities, or significant changes in economic, legislative, regulatory, tax, accounting or cost/benefit conditions that are determined by the Board in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any affiliate, division or department thereof, on this Plan or on any Award under this Plan. The Board may, in its discretion, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

         Section 14. Termination of a Participant. For all purposes under this Plan, the Board shall determine whether a Participant has terminated employment with, or the performance of services for, the Company; provided, however, an absence or leave approved by the Company, to the extent permitted by applicable provisions of the Code, shall not be considered an interruption of employment or performance of services for any purpose under this Plan.

         Section 15. Dilution and Other Adjustments. In the event of any change in the outstanding Class A Common Shares by reason of any stock split, dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by CompX of all or substantially all of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, if the Board shall determine, in its discretion, that such change equitably requires an adjustment in the terms of any Award or the number of Class A Common Shares available for Awards, such adjustment may be made by the Board and shall be final, conclusive and binding for all purposes of this Plan. Each adjustment made pursuant to this Section shall be made with a view toward preserving the value of the affected Award had prior to the event or transaction giving cause to such adjustment.

         In the event of the proposed dissolution or liquidation of CompX, all outstanding Awards shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of CompX or the merger of CompX with or into another corporation, all restrictions on any outstanding Awards shall lapse and Participants shall be entitled to the full benefit of all such Awards immediately prior to the closing date of such sale or merger, unless otherwise provided by the Board.

         Section 16. Designation of Beneficiary by Participant. A Participant may name a beneficiary to receive any payment to which he may be entitled with respect to any Award under this Plan in the event of his death, on a written form to be provided by and filed with the Board, and in a manner determined by the Board in its discretion (a "Beneficiary"). The Board reserves the right to review and approve Beneficiary designations. A Participant may change his Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of a Beneficiary under this Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Board in its discretion. If no designated Beneficiary survives the Participant and is living on the date on which any amount becomes payable to such a Participant's Beneficiary, such payment will be made to the legal representatives of the Participant's estate, and the term "Beneficiary" as used in this Plan shall be deemed to include such person or persons. If there are any questions as to the legal right of any Beneficiary to receive a distribution under this Plan, the Board in its discretion may determine that the amount in question be paid to the legal representatives of the estate of the Participant, in which event the Company, the Board, the Committee, the Designated Administrator (if any), and the members thereof, will have no further liability to anyone with respect to such amount.

         Section 17. Financial Assistance. If the Board determines that such action is advisable, the Company may assist any Participant in obtaining financing from the Company (or under any program of the Company approved pursuant to applicable law), or from a bank or other third party, on such terms as are determined by the Board, and in such amount as is required to accomplish the purposes of this Plan, including, but not limited to, to permit the exercise of an Award, the participation therein, and/or the payment of any taxes with respect thereto. Such assistance may take any form that the Board deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company or the maintenance by the Company of deposits with such bank or third party.

         Section 18.  Miscellaneous Provisions.

                  (a) Any proceeds from Awards shall constitute general funds of CompX.

                  (b) No fractional shares may be delivered under an Award, but in lieu thereof a cash or other adjustment shall be made as determined by the Board in its discretion.

                  (c) No Eligible Person or other person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Board under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved.

                  (d) No Participant or other person shall have any right with respect to this Plan, the Class A Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of this Plan and the Award applicable to such recipient (and each person claiming under or through him) have been met.

                  (e) No Class A Common Shares, Other CompX Securities or property, other securities or property or other forms of payment shall be issued hereunder with respect to any Award unless counsel for CompX shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Common Shares are listed.

                  (f) It is the intent of CompX that this Plan comply in all respects with Rule 16b-3 with respect to Awards granted to executive
         officers  of  CompX,  that  any  ambiguities  or   inconsistencies   in
         construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void with respect to Awards granted to executive officers of CompX to the extent required to permit such Awards to comply with Rule 16b-3. It is also the intent of CompX that this Plan comply in all respects with the provisions of the Code providing favorable treatment to Incentive Stock Options, that any ambiguities or inconsistencies in construction of this Plan be interpreted to give effect to such intention and that if any provision of this Plan is found not to be in compliance with the Incentive Stock Option provisions of the Code, such provision shall be deemed null and void with respect to Incentive Stock Options granted to employees of the Company to the extent required to permit such Incentive Stock Options to receive favorable treatment under the Code.

                  (g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of CompX to issue Class A Common Shares, Other CompX Securities or property, other securities or property, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Beneficiary or person entitled to act) pay to CompX, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, CompX may refuse to issue Class A Common Shares, Other CompX Securities or property, other securities or property, or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Board may, in its discretion, permit an Eligible Person (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Board shall deem to be appropriate (including, but not limited to, by authorizing CompX to withhold, or agreeing to surrender to CompX on or about the date such tax liability is determinable, Class A Common Shares, Other CompX Securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes).

                  (h) The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his Beneficiary, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant in breach of this Plan or any agreement evidencing such Participant's Award.

                  (i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

                  (j) By accepting any Award or other benefit under this Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board, the Committee (if applicable) or the Designated Administrator (if applicable).

                  (k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards hereunder of any Class A Common Shares issued pursuant hereto as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which Class A Common Shares are listed.

                  (l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

                  (m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Board to be incorrect.

                  (n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

                  (o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Board have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

                  (p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

         Section 19. Plan Amendment or Suspension. This Plan may be amended or suspended in whole or in part at any time from time to time by the Board. No amendment of this Plan shall adversely affect in a material manner any right of any Participant with respect to any Award previously granted without such Participant's written consent, except as permitted under Section 13.

         Section 20. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

                  (a) upon the adoption of a resolution of the Board terminating this Plan; or

                  (b) the tenth anniversary of the Effective Date; provided, however, that the Board may, prior to such date, extend the term of this Plan for an additional period of up to five years for the grant of Awards other than Incentive Stock Options. No termination of this Plan shall materially alter or impair any of the rights or obligations of any person, without his consent, under any Award previously granted under this Plan, except that subsequent to termination of this Plan, the Board may make amendments or modifications permitted under Section 13.

         Section 21. Effective Date. This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date; provided, however, if this Plan is not approved by at least a majority of the votes cast by the stockholders of CompX at a meeting of stockholders at which a quorum is present within one year after the Effective Date then, in such event, this Plan and all Awards granted pursuant to this Plan shall be null and void.


ADOPTED BY THE BOARD:                                     December 16, 1997
APPROVED BY THE STOCKHOLDERS:                             December 16, 1997
EFFECTIVE DATE:                                           February 13, 1998


         EXECUTED to evidence this CompX International Inc. 1997 Long-Term Incentive Plan adopted by the Board and CompX's sole stockholder on December 16, 1997 to be effective as of CompX's initial public offering of Class A Common Shares but made effective as of February 13, 1998 by resolutions of the Board and CompX's sole stockholder as of February 13, 1998.


                                                     COMPX INTERNATIONAL INC.




                                                     By:   /s/ Steven L. Watson
                                                     ---------------------------
                                                     Steven L. Watson, Secretary

                            COMPX INTERNATIONAL INC.
                              THREE LINCOLN CENTRE
                          5430 LBJ FREEWAY, SUITE 1700
                            DALLAS, TEXAS 75240-2697

------------------------------------------------------------------------------
Proxy - CompX International Inc.
------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPX INTERNATIONAL INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 14, 2002


The undersigned hereby appoints Brent A. Hagenbuch, Stuart M. Bitting and A. Andrew R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2002 Annual Meeting of Stockholders (the "Meeting") of CompX International Inc., a Delaware corporation ("CompX"), to be held at CompX's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Tuesday, May 14, 2002, at 10:00 a.m. (local time), and at any adjournment or postponement of said Meeting, all of the shares of class A and class B common stock, par value $0.01 per share, of CompX standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy.


            THIS PROXY MAY BE REVOKED AS SET FORTH IN THE COMPX PROXY
                     STATEMENT THAT ACCOMPANIED THIS PROXY.

This proxy, if properly executed, will be voted in the manner directed on this proxy. If no direction is made, this proxy will be voted "FOR" all nominees for election as directors named in proposal 1, "FOR" proposal 2 and, to the extent allowed by the federal securities laws, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

    PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

CompX International Inc.


Use a BLACK pen. Print in CAPITAL letters inside the grey areas as shown in this example

[A] [B] [C]  [1] [2] [3]  [X]

[ ] Mark this box with an X if you have made changes to your name or address details above.

------------------------------------------------------------------------------
Annual Meeting Proxy Card
------------------------------------------------------------------------------
A.       Election of Directors

1.       The board of directors recommends a vote FOR the listed nominees.

                                  For                   Withhold
01 Paul M. Bass, Jr.             [  ]                     [  ]
02 David A. Bowers               [  ]                     [  ]
03 Edward J. Hardin              [  ]                     [  ]
04 Ann Manix                     [  ]                     [  ]
05 Glenn R. Simmons              [  ]                     [  ]
06 Steven L. Watson              [  ]                     [  ]

B.       Issues

The board of directors recommends a vote FOR the following proposals.

2.       Approval of the CompX International Inc. 1997 Long-Term Incentive Plan

              [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

              [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.

Signature 1              Signature 2                     Date (dd/mm/yyyy)


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